Exhibit 10.3



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                                CREDIT AGREEMENT




                                      among

                                 BORA BORA, LLC,
                                as the Borrower,



                               The Several Lenders
                        from Time to Time Parties Hereto,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                            as Administrative Agent,






                             Dated as of May 3, 2004

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                                             TABLE OF CONTENTS
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                                                                                                                Page
SECTION 1. DEFINITIONS............................................................................................2

         1.1      Defined Terms...................................................................................2
         1.2      Other Definitional Provisions..................................................................21

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................................22

         2.1      Availability...................................................................................22
         2.2      Procedure for Borrowing........................................................................22
         2.3      Repayment of Loans; Evidence of Indebtedness...................................................23
         2.4      Fees, etc......................................................................................24
         2.5      Optional Prepayments...........................................................................24
         2.6      Mandatory Prepayments..........................................................................25
         2.7      Conversion and Continuation Option.............................................................25
         2.8      Minimum Amounts and Maximum Number of Eurodollar Tranches......................................26
         2.9      Interest Rates and Payment Dates...............................................................26
         2.10     Computation of Interest and Fees...............................................................26
         2.11     Inability to Determine Interest Rate...........................................................27
         2.12     Pro Rata Treatment and Payments................................................................27
         2.13     Requirements of Law............................................................................28
         2.14     Taxes..........................................................................................30
         2.15     Indemnity......................................................................................32
         2.16     Illegality.....................................................................................33
         2.17     Change of Lending Office.......................................................................33
         2.18     Accounts.......................................................................................33

SECTION 3. REPRESENTATIONS AND WARRANTIES........................................................................34

         3.1      LLC Existence; Compliance with Law.............................................................35
         3.2      LLC Power; Authorization; Enforceable Obligations..............................................35
         3.3      No Legal Bar...................................................................................35
         3.4      No Material Litigation.........................................................................35
         3.5      No Default.....................................................................................36
         3.6      Ownership of Property; Liens...................................................................36
         3.7      Taxes..........................................................................................36
         3.8      Federal Regulations............................................................................36
         3.9      ERISA..........................................................................................36
         3.10     Investment Company Act; Other Regulations......................................................37
         3.11     Use of Proceeds................................................................................37
         3.12     Environmental Matters..........................................................................37
         3.13     Accuracy of Information, etc...................................................................38
         3.14     Security Documents.............................................................................39
         3.15     Regulation H...................................................................................39
         3.16     Insurance......................................................................................39
         3.17     Phase II Land..................................................................................40

SECTION 4. CONDITIONS PRECEDENT THE CLOSING DATE AND ADVANCES....................................................40

         4.1      Conditions Precedent to the Closing Date.......................................................40
         4.2      No Waiver or Estoppel..........................................................................44

SECTION 5. AFFIRMATIVE COVENANTS.................................................................................44

         5.1      Certificates; Other Information................................................................44
         5.2      Payment of Obligations.........................................................................45
         5.3      Conduct of Business and Maintenance of Existence, etc..........................................45
         5.4      Maintenance of Property; Leases; Insurance; Taxes..............................................45
         5.5      Inspection of Property; Books and Records; Discussions.........................................46
         5.6      Notices........................................................................................47
         5.7      Environmental Laws; Permits....................................................................47
         5.8      Use of Proceeds................................................................................49
         5.9      Compliance with Laws, Material Contracts, Permits..............................................49
         5.10     Further Assurances.............................................................................50

SECTION 6. NEGATIVE COVENANTS....................................................................................50

         6.1      Limitation on Indebtedness.....................................................................51
         6.2      Limitation on Liens............................................................................51
         6.3      Limitation on Fundamental Changes..............................................................52
         6.4      Limitation on Disposition of Property..........................................................52
         6.5      Limitation on Optional Payments and Modifications of Governing Documents.......................53
         6.6      Limitation on Transactions with Affiliates.....................................................53
         6.7      Limitation on Zoning and Contract Changes and Compliance.......................................54
         6.8      No Joint Assessment; Separate Lots.............................................................54
         6.9      Final Plans....................................................................................54
         6.10     Limitation on Negative Pledge Clauses..........................................................54
         6.11     Restrictions on Changes to Permits and Material Contracts......................................54
         6.12     Limitations on Restricted Payments.............................................................55

SECTION 7. EVENTS OF DEFAULT.....................................................................................56

SECTION 8. THE ADMINISTRATIVE AGENT..............................................................................60

         8.1      Appointment....................................................................................60
         8.2      Delegation of Duties...........................................................................60
         8.3      Exculpatory Provisions.........................................................................60
         8.4      Reliance by Administrative Agent...............................................................60
         8.5      Notice of Default..............................................................................61
         8.6      Non-Reliance on Administrative Agent, Arranger and Other Lenders...............................61
         8.7      Indemnification................................................................................62
         8.8      The Arranger and the Administrative Agent in Their Individual Capacities.......................62
         8.9      Successor Agents...............................................................................62
         8.10     Authorization to Release Liens.................................................................63
         8.11     The Arranger...................................................................................63
         8.12     Withholdings...................................................................................63

SECTION 9. MISCELLANEOUS.........................................................................................64

         9.1      Amendments and Waivers.........................................................................64
         9.2      Notices........................................................................................65
         9.3      No Waiver; Cumulative Remedies.................................................................66
         9.4      Survival of Representations and Warranties.....................................................66
         9.5      Payment of Expenses; Indemnification...........................................................66
         9.6      Successors and Assigns; Participations and Assignments.........................................67
         9.7      Adjustments; Set-off...........................................................................70
         9.8      Counterparts...................................................................................70
         9.9      Severability...................................................................................70
         9.10     Integration....................................................................................70
         9.11     GOVERNING LAW..................................................................................71
         9.12     Submission To Jurisdiction; Waivers............................................................71
         9.13     Acknowledgments................................................................................71
         9.14     Confidentiality................................................................................72
         9.15     Release of Collateral..........................................................................72
         9.16     Construction...................................................................................73
         9.17     WAIVERS OF JURY TRIAL..........................................................................73
         9.18     Gaming Authorities.............................................................................73
         9.19     Removal Upon a Disqualification Event..........................................................73
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SCHEDULES:
1                           Commitments
5.4(c)                      Insurance Requirements

EXHIBITS:
A                           Form of Borrower's Closing Certificate
B-1                         Form of Collateral Account Agreement
B-2                         Form of Deed of Trust
B-3                         Form of Indemnity Agreement
C-1                         Description of Phase II Land
C-2                         Description of Phase II Additions
D                           Form of Assignment and Acceptance
E-1                         Form of Notice of Borrowing
E-2                         Form of Interest Reserve Disbursement Certificate
F                           Form of Note
G                           Form of Exemption Certificate
H                           Opinions
I                           Permitted Encumbrances

            This CREDIT AGREEMENT is dated as of May 3, 2004 and entered into among BORA BORA, LLC, a Nevada limited liability company (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the "Administrative Agent").

                                    RECITALS
                                    --------

            WHEREAS, the Borrower owns the Phase II Land and proposes to improve the Phase II Land with the Phase II Additions (such defined term and other defined terms used in these Recitals shall have the meanings given in
Section 1.1 of this Agreement);

            WHEREAS, the Borrower desires to make a distribution through its parent company, Bora, LLC, a Nevada limited liability company ("Bora"), to its ultimate parent corporation, Wynn Resorts, Limited, a Nevada corporation ("WRL"), in the amount of $82,624,692 which will be used to make an equity contribution to its Affiliate, Wynn Las Vegas, LLC, a Nevada limited liability company ("WLV") (the "Equity Contribution");

            WHEREAS, the Borrower desires that the Lenders extend the senior secured credit facilities contemplated hereby to the Borrower to provide the funds necessary to make the Phase II Additions and the Equity Contribution;

            WHEREAS, subject to the terms and conditions hereof, the Lenders are willing to extend such senior secured credit facilities to the Borrower;

            WHEREAS, $17,827,965 of the proceeds of the Loans will be deposited contemporaneously with the execution of this Agreement into the Interest Reserve Account and will be periodically disbursed by the Administrative Agent to pay interest due and owing under this Agreement. $82,624,692 of the proceeds of the Loans comprising the Equity Contribution will be distributed contemporaneously with the execution of this Agreement to Bora, and Bora will distribute such proceeds to WRL. WRL will subsequently contribute such proceeds to WLV, which will cause such proceeds to be deposited into the "Company's Funds Account" as defined under, and to be applied in accordance with, the Disbursement Agreement (as defined in the Wynn Las Vegas Credit Agreement referred to herein). The remaining proceeds of the Loans will be deposited contemporaneously with the execution of this Agreement into the Phase II Proceeds Account and will be disbursed on the Closing Date to pay closing costs and expenses and thereafter periodically disbursed by the Borrower in order to pay costs and expenses incurred in connection with the Phase II Additions (including reimbursement to WRL for costs and expenses previously incurred relating to the Phase II Additions and properly documented to the reasonable satisfaction of the Administrative Agent). The Interest Reserve Account and the Phase II Proceeds Account are owned beneficially by the Borrower, subject to the terms and conditions of this Agreement and the Collateral Account Agreement. The Company's Funds Account is owned beneficially by WLV, subject to the terms and conditions of the Wynn Las Vegas Credit Agreement and certain other financing documents executed by WLV.

            WHEREAS, the Borrower desires to secure all of its Obligations by granting to the Administrative Agent on behalf of the Lenders Liens on the Accounts and the Phase II Land and all improvements and personal property located thereon, in each case as more fully described in this Agreement and the other Loan Documents.

            NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                            SECTION 1. DEFINITIONS

            1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

            "Accounts": the Interest Reserve Account and the Phase II Proceeds Account.

            "Administrative Agent": as defined in the preamble hereto.

            "Affiliate": as applied to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") as applied to any Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Affiliate Lease and Easement Agreements": collectively, the following agreements:

                (a) that certain Parking Facility Lease, dated as of May 3, 2004, between the Borrower, as lessor, and WLV, as lessee, with respect to the lease of a portion of the Phase II Land upon which the parking lot structure for use by WLV employees is located;

                (b) that certain Driving Range Lease, dated as of May 3, 2004, between the Borrower, as lessor, and WLV, as lessee, with respect to the lease of a portion of the Phase II Land upon which the driving range for WLV's golf course is located;

                (c) that certain Office Building Agreement, dated as of May 3, 2004, between the Borrower, as lessor, and WLV, as lessee, with respect to the lease of space in the office building existing on the date hereof on the Phase II Land;

                (d) that certain Art Gallery Lease, dated as of May 3, 2004, between the Borrower, as lessor, and WLV, as lessee, with respect to the lease of space for the art gallery existing on the date hereof on the Phase II Land; and

                (e) that certain Easement Agreement, dated as of October 21, 2002, among Wynn Resorts Holdings, LLC, Valvino Lamore, LLC and WLV, as amended by that certain Amendment to Easement Agreement dated as of May 3, 2004;

     in each case, as amended, modified or otherwise supplemented from time to time in accordance with Section 6.11(b) hereof.

            "Affiliated Fund": means, with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the amount of such Lender's Commitment then in effect or, if the Closing Date has occurred and the Commitments have expired, the amount of such Lender's Extensions of Credit then outstanding.

            "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

            "Agreement": this Credit Agreement, as amended, supplemented, replaced or otherwise modified from time to time in accordance with this Credit Agreement.

            "Applicable Lenders": Non-Defaulting Lenders holding more than 33?% of the Total Extensions of Credit of Non-Defaulting Lenders outstanding under this Agreement.

            "Applicable Margin": shall be 5.50% per annum for Eurodollar Loans and 4.50% per annum for Base Rate Loans.

            "Appraisal": as defined in Section 4.1(r).

            "Arranger": Deutsche Bank Trust Company Americas, in its capacity as arranger.

            "Asset Sale": any Disposition of Property or series of related Dispositions of Property other than (i) the granting of any Lien permitted by Section 6.2, (ii) any Disposition permitted by subsections
     (a), (b), (c), (d), (e) or (f) of Section 6.4 (provided, that in the case of Section 6.4(a), Dispositions of Property thereunder shall be considered "Asset Sales" to the extent of any proceeds thereof not applied to the replacement of Property pursuant to Section 6.4(a)(ii)).

            "Assignee": as defined in Section 9.6(c).

            "Assignment and Acceptance": as defined in Section 9.6(c).

            "Assignor": as defined in Section 9.6(c).

            "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

            "Benefited Lender": as defined in Section 9.7(a).

            "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrower": as defined in the preamble hereto.

            "Borrower's Closing Certificate": a Closing Certificate in the form of Exhibit A to this Agreement.

            "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lender(s) to make Loans hereunder.

            "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York or Las Vegas, Nevada are authorized or required by law to close, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in Dollar deposits in the New York interbank eurodollar market.

            "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

            "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of member interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

            "Cash Equivalents": (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition; (c) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by S&P or Moody's or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security consisting of property of the type specified in clause (a) or (b) of this definition, with a market value of no less than the amount of monies so invested; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; (f) money market funds or mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (d) of this definition; and
     (g) to the extent not permitted in clauses (a) through (f) of this definition, Permitted Securities.

            "Change of Control": WRL shall cease to own, directly or indirectly, 100% of the outstanding Capital Stock of the Borrower.

            "Closing Date": the date on which this Agreement and the other Loan Documents are executed and delivered and the conditions precedent set forth in Section 4 of this Agreement have been satisfied or waived.

            "Code": the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral": all Property of the Borrower or any other Person, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

            "Collateral Account Agreement": that certain Collateral Account Agreement dated as of the date hereof among the Administrative Agent, the Borrower and the Securities Intermediary substantially in the form of Exhibit B-1.

            "Commitment": as to any Lender, the obligation of such Lender, if any, to make a Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on Schedule 1 hereto or in any Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

            "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes such Person and that is treated as a single employer under Section 414 of the Code.

            "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

            "Deed of Trust": the Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, dated as of May 3, 2004, made by the Borrower to the Title Insurance Company for the benefit of the Administrative Agent substantially in the form of Exhibit B-2.

            "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Defaulting Lender": at any time, (a) any Lender with respect to which a Lender Default is in effect, (b) any Lender that is the subject (as a debtor) of any action or proceeding (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, (c) any Lender that shall make a general assignment for the benefit of its creditors or (d) any Lender that shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

            "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, grant of restriction, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

            "Disqualification Event": with respect to any Lender or the Administrative Agent: (a) the failure of such Person to timely file any application or other documents requested of such Person by any Nevada Gaming Authority pursuant to the Nevada Gaming Laws in connection with any licensing or determination of suitability of that Person as a lender to the Borrower or otherwise; (b) the withdrawal by such Person (except where requested or permitted by the Nevada Gaming Authorities) of any such application or other documents; or (c) the final determination by the Nevada Gaming Authorities that such Person is denied any approval or license, or otherwise found unsuitable, pursuant to the Nevada Gaming Laws applicable to such Person.

            "Dollars" and "$": dollars in lawful currency of the United States of America.

            "Eligible Assignee": (a) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided, that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (b) for purposes of Section 9.1, any Affiliate or Affiliated Fund of any Lender (provided, that if any funding obligations are assigned to an Affiliate of a Lender or Affiliated Fund, such Affiliate or Affiliated Fund, as applicable, shall have demonstrable resources to comply with such obligations); provided, that neither an Affiliate of the Borrower nor any Person which has been subject to a Disqualification Event shall be an Eligible Assignee; provided, further that so long as no Event of Default shall have occurred and be continuing, no (i) Person that owns or operates a casino located in the State of Nevada (or is an Affiliate of such a Person) (provided, that a passive investment constituting less than 20% of the Capital Stock of any such casino owner or operator shall not constitute ownership thereof for the purposes of this definition) or (ii) Person that owns or operates a convention, trade show or exhibition facility in Las Vegas, Nevada or Clark County, Nevada (or an Affiliate of such a Person) (provided, that a passive investment constituting less than 20% of the Capital Stock of any entity owning such convention or trade show facility shall not constitute ownership for the purpose of this definition), shall be an Eligible Assignee.

            "Environmental Claim": any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Substances or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

            "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect, including, without limitation,

                (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA");

                (b) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) ("Clean Water Act" or "CWA");

                (c) the Resource Conservation and Recovery Act (42 U.S.C.
         Section 6901 et seq.) ("RCRA");

                (d) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) ("AEA");

                (e) the Clean Air Act (42 U.S.C. Section 7401 et seq.)
         ("CAA");

                (f) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) ("EPCRA");

                (g) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) ("FIFRA");

                (h) the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat.
         486);

                (i) the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.) ("SDWA");

                (j) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 et seq.) ("SMCRA");

                (k) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) ("TSCA");

                (l) the Hazardous Materials Transportation Act (49 U.S.C.
         Section 1801 et seq.) ("HMTA");

                (m) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) ("UMTRCA");

                (n) the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA");

                (o) the Nevada Hazardous Materials law (NRS Chapter 459);

                (p) the Nevada Collection and Disposal of Solid Waste/Sewage law (NRS Chapter 444);

                (q) the Nevada Water Controls/Pollution law (NRS Chapter
         445A);

                (r) the Nevada Air Pollution law (NRS Chapter 445B);

                (s) the Nevada Cleanup of discharged Petroleum law (NRS
         590.700 to 590.920, inclusive);

                (t) the Nevada Control of Asbestos law (NRS 618.750 to
         618.850);

                (u) the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.435, inclusive);

                (v) the Nevada Artificial Water Body Development Permit law (NRS 502.390);

                (w) the Nevada Environmental Requirements Law (NRS 445C.010 to NRS 445C.120, inclusive);

                (x) the Nevada Occupational Safety and Health Act (NRS 618.005 to 618.900, inclusive);

                (y) the Laws Regarding the Authority of Nevada State Fire Marshall Division (NRS 477.010 to 477.250, inclusive);

                (z) the Uniform Fire Code, as now or hereafter adopted in the State of Nevada;

                (aa) the Nevada Protection of Endangered Species, Endangered Wildlife Permit (NRS 503.585) and Endangered Flora Permit law (NRS 527.270); and

                (bb) and all other Federal, state and local Legal Requirements which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

             "Environmental Matter": any:

                (a) release, emission, entry or introduction into the air including, without limitation, the air within buildings and other natural or man-made structures above ground;

                (b) discharge, release or entry into water including, without limitation, into any river, watercourse, lake, or pond (whether natural or artificial or above ground or which joins or flows into any such water outlet above ground) or reservoir, or the surface of the riverbed or of other land supporting such waters, ground waters, sewer or the sea;

                (c) deposit, disposal, keeping, treatment, importation, exportation, production, transportation, handling, processing, carrying, manufacture, collection, sorting or presence of any Hazardous Substance (including, without limitation, in the case of waste, any substance which constitutes a scrap material or an effluent or other unwanted surplus substance arising from the application of any process or activity (including making it re-usable or reclaiming substances from it) and any substance or article which is required to be disposed of as being broken, worn out, contaminated or otherwise spoiled);

                (d) nuisance, noise, defective premises, health and safety at work, industrial illness, industrial injury due to environmental factors, environmental health problems (including, without limitation, asbestosis or any other illness or injury caused by exposure to asbestos) or genetically modified organisms;

                (e) conservation, preservation or protection of the natural or man made environment or any living organisms supported by the natural or man made environment; or

                (f) other matter howsoever directly affecting the environment or any aspect of it.

            "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

            "Equity Contribution": as defined in the Recitals.

            "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto or otherwise required by applicable law) applicable to any member bank of the Federal Reserve System in respect of eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

            "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum equal to (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of such Loan of the Administrative Agent (in its capacity as a Lender) with maturities comparable to the Interest Period applicable to such Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the first day of such Interest Period, divided (and rounded upward to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the Eurocurrency Reserve Requirements.

            "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

            "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

            "Event of Loss": with respect to any property or asset (tangible or intangible, real or personal), any of the following: (a) any loss, destruction or damage of such property or asset; (b) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (c) any settlement in lieu of clause (b) above.

            "Extensions of Credit": as to any Lender at any time, an amount equal to the aggregate principal amount of all Loans made by such Lender then outstanding.

            "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

            "Fee Letter": that certain Arranger and Administrative Agent Fee Letter, dated as of the date hereof, between the Arranger, the Administrative Agent and the Borrower, as the same may be amended, modified or supplemented from time to time.

            "Fiscal Year": the fiscal year of the Borrower ending on December 31 of each calendar year.

            "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

            "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time. "Governing Documents": collectively, as to any Person, the articles or certificate of incorporation, organization or formation and bylaws, any shareholders agreement, limited liability company or operating agreement, partnership agreement or other formation or constituent documents of such Person.

            "Governmental Authority": any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including the Nevada Gaming Authorities, any zoning authority, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority), any self-regulatory agency (e.g.,
     NASD), any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any arbitrator with authority to bind a party at law.

            "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) under Hedge Agreements; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

            "Hazardous Materials Activity": any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Substances, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Substances, and any corrective action or response action with respect to any of the foregoing.

            "Hazardous Substances": (statutory acronyms and abbreviations having the meaning given them in the definition of "Environmental Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in Section 101 of the CERCLA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to
     Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as "contaminants" by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the OSHA; those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R.
     Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910, in any other Environmental Laws, and in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

            "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

            "Indebtedness": of any Person at any date, without duplication,
     (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations or Synthetic Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit, completion guaranties, performance bonds or similar facilities,
     (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, (j) for the purposes of Section 7(e) only, all obligations of such Person in respect of Hedge Agreements and
     (k) the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.

            "Indemnified Liabilities": as defined in Section 9.5.

            "Indemnitee": as defined in Section 9.5.

            "Indemnity Agreement": that certain Indemnity Agreement dated as of the date hereof, executed by the Borrower in favor of the Administrative Agent, substantially in the form of Exhibit B-3.

            "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

            "Insolvent": pertaining to a condition of Insolvency.

            "Insurance Requirements": all material terms of any insurance policy required pursuant to this Agreement or any Security Document and all material regulations and then current standards applicable to or affecting the Phase II Land or any other Collateral (or any part thereof) or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Phase II Land or any other Collateral, or any other body exercising similar functions.

            "Interest Payment Date": (a) as to any Eurodollar Loan, the last day of such Interest Period, and (b) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the Termination Date, and (c) as to any Loan (including any Base Rate Loan), the date of any repayment or prepayment made in respect thereof.

            "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Loan and ending one month thereafter; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one month thereafter; provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                (ii) any Interest Period that would otherwise extend beyond the Scheduled Termination Date shall end on the Termination Date;

                (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

            "Interest Reserve Account": the account referenced in Section 2.18 and established pursuant to the Collateral Account Agreement.

            "Interest Reserve Disbursement Certificate": a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit E-2 hereto.

            "Lender Default": the failure or refusal (which has not been retracted in writing) of a Lender to make available (a) its portion of any Loan required to be made by such Lender hereunder, or (b) any amount required to be paid and/or reimbursed by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document, in each case at or prior to such time that the same is required to be so made, paid or reimbursed by such Lender.

            "Lenders": as defined in the preamble hereto.

            "Lien": with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in such Property and any filing of or agreement to give any financing statement under the UCC (or equivalent statues) of any jurisdiction).

            "Loan Documents": this Agreement, the Security Documents, the Indemnity Agreement, the Notes and the Fee Letter.

            "Loans": as defined in Section 2.1.

            "Loss Proceeds": all amounts and proceeds (including instruments) in respect of any Event of Loss, including the proceeds of any insurance policy required to be maintained by the Borrower hereunder.

            "Material Adverse Effect": one or a combination of conditions or changes affecting, in a material adverse way (a) the assets, liabilities or property of the Borrower, (b) the Phase II Land or the market value thereof, (c) the validity or enforceability of this Agreement or any of the other Loan Documents, (d) the validity, enforceability or priority of the Liens purported to be created by the Security Documents, or (e) the rights or remedies of any Secured Party hereunder or under any of the other Loan Documents.

            "Material Affiliated Contracts": any Material Contract to which the Borrower, on the one hand, and an Affiliate of the Borrower, on the other hand, are parties.

            "Material Contract": Any contract or arrangement to which (i) the Borrower, on the one hand, and an Affiliate of the Borrower, on the other hand, are parties pursuant to which the Borrower is reasonably expected to incur obligations or liabilities with a Dollar value in excess of $5,000,000 during the term of such contract or arrangement or (ii) the Borrower is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect (taking into consideration any viable replacements or substitutions therefor at the time such determination is made).

            "Moody's": Moody's Investors Service, Inc., a Delaware corporation, or any successor thereof.

            "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

            "Net Cash Proceeds": in connection with any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of arm's length attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien pursuant to a Security Document) and other arm's length fees and expenses, in each case, to the extent actually incurred in connection with such Asset Sale and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any tax credits or deductions and any tax sharing arrangements, in each case reducing the amount of taxes so paid or estimated to be payable).

            "Nevada Gaming Authorities": collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other federal, state or local and other governmental, regulatory and administrative agencies, boards and officials of, or having jurisdiction over, gaming or gaming activities or operations in the State of Nevada.

            "Nevada Gaming Laws": the Nevada Gaming Control Act, as codified in Chapter 463 of the NRS, as amended from time to time, the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, and other regulations promulgated by the Nevada Gaming Authorities and applying to gaming, the distribution of gaming devices and associated equipment, or gaming operations in the State of Nevada.

            "Non-Defaulting Lender": any Lender other than a Defaulting Lender.

            "Non-Excluded Taxes": as defined in Section 2.14(a).

            "Non-U.S. Lender": as defined in Section 2.14(f).

            "Notes": as defined in Section 2.3(e).

            "Notice of Borrowing": a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit E-1 hereto.

            "NRS": the Nevada Revised Statutes, as amended from time to time.

            "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Arranger, to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Arranger, to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto or to any other Loan Document) or otherwise.

            "Operative Documents": the Loan Documents and the Material
     Contracts.

            "Participant": as defined in Section 9.6(b).

            "Payment Office": the office of the Administrative Agent specified in Section 9.2 or as otherwise specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Permits": the collective reference to (a) Environmental Permits, and (b) any and all other consents, orders, franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, variances, qualifications, easements, rights of way, Liens and other rights, privileges and approvals required under any Requirement of Law (including Nevada Gaming Laws).

            "Permitted Encumbrances": as defined in Section 4.1(p).

            "Permitted Liens": the collective reference to the Liens permitted by Section 6.2 (but only of the priority and to the extent of coverage expressly set forth in Section 6.2).

            "Permitted Securities": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 18 months from the date of acquisition and in any event prior to the Scheduled Termination Date of the Loans, or (b) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clause (a) of this definition.

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Phase II Additions": (a) the demolition of the existing Desert Inn located on the Phase II Land, (b) the relocation of office space and (c) the expansion of the existing employee parking garage and the construction of an additional parking garage, both on the Phase II Land, all as more particularly described in Exhibit C-2 to this Agreement.

            "Phase II Land": the approximately 20-acre tract of land owned by the Borrower, as more particularly described in Exhibit C-1 to this Agreement.

            "Phase II Proceeds Account" the account referenced in Section 2.18 and established pursuant to the Collateral Account Agreement.

            "Plan": at a particular time, any employee benefit plan that is subject to the requirements of Section 412 of the Code or that is a Single Employer Plan and which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which the Borrower or any Commonly Controlled Entity could incur any liability.

            "Plans and Specifications": all plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Phase II Additions which are consistent with the standards of Exhibit C-2, in each case, as amended in accordance with Section 6.9 of this Agreement.

            "Prime Rate": the rate which Deutsche Bank Trust Company Americas announces, from time to time, as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by Deutsche Bank Trust Company Americas to any customer of Deutsche Bank Trust Company Americas. The Borrower acknowledges that Deutsche Bank Trust Company Americas may, from time to time, make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Proceedings": as defined in Section 5.6(c).

            "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

            "Register": as defined in Section 9.6(d).

            "Regulation D": Regulation D of the Board as in effect from time to time (and any successor to all or a portion thereof).

            "Regulation H": Regulation H of the Board as in effect from time to time (and any successor to all or a portion thereof).

            "Regulation T": Regulation T of the Board as in effect from time to time (and any successor to all or a portion thereof).

            "Regulation U": Regulation U of the Board as in effect from time to time (and any successor to all or a portion thereof).

            "Regulation X": Regulation X of the Board as in effect from time to time (and any successor to all or a portion thereof).

            "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower in connection therewith that are not applied to prepay the Loans pursuant to
     Section 2.6(a) as a result of the delivery of a Reinvestment Notice.

            "Reinvestment Event": any Asset Sale in respect of which the Borrower has delivered a Reinvestment Notice.

            "Reinvestment Notice": a written notice executed by a Responsible Officer of the Borrower delivered to the Administrative Agent within 30 days after such Asset Sale, stating that no Default or Event of Default has occurred and is continuing and that the Borrower intends and expects to use all or a specified portion of the Net Cash Proceeds of such Asset Sale to acquire assets useful in its business.

            "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

            "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event (or, if the contemplated acquisition of assets in connection with the corresponding Reinvestment Notice cannot be completed within such six month period but is reasonably expected to be completed within nine months after such Reinvestment Event, nine months after such Reinvestment Event) and (b) the date on which the Borrower shall have determined not to acquire assets useful in its business with all or any portion of the relevant Reinvestment Deferred Amount.

            "Release": any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substances into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Substances), including the movement of any Hazardous Substances through the air, soil, surface water or groundwater.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of
     PBGC Reg. Section 4043.

            "Required Lenders": at any time, Non-Defaulting Lenders holding more than 50% of the sum of the Total Extensions of Credit of Non-Defaulting Lenders then outstanding.

            "Requirement of Law": as to any Person, the Governing Documents of such Person, and any law, treaty, order, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

            "Responsible Officer": as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of the Borrower.

            "S&P": Standard & Poor's Ratings Group, a New York corporation, or any successor thereof.

            "Scheduled Termination Date": December 31, 2005.

            "Secured Parties": collectively, the Arranger, the Administrative Agent and the Lenders.

            "Securities Intermediary": Deutsche Bank Trust Company Americas, in its capacity as securities intermediary under the Collateral Account Agreement.

            "Security Documents": the collective reference to the Deed of Trust, the Collateral Account Agreement and any and all other pledge and security documents hereafter delivered to the Administrative Agent granting a Lien on any Property (or associated with such a grant) of any Person to secure the obligations and liabilities of the Borrower under any Loan Document.

            "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors, managers or trustees of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Synthetic Lease Obligations": all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

            "Taking": a taking or voluntary conveyance during the term of this Agreement of all or part of the Phase II Land or any other Collateral, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting the Phase II Land or any other Collateral or any portion thereof, whether or not the same shall have actually been commenced.

            "Termination Date": the earlier of (a) the Scheduled Termination Date and (b) the date on which the Loans become due and payable pursuant to Section 7.

            "Title Insurance Company": collectively, Nevada Title Company and such other title insurance companies that have issued a Title Policy to the Administrative Agent on behalf of the Lenders in connection with or related to the Deed of Trust.

            "Title Policy": the policy of title insurance issued by the Title Insurance Company with respect to the Deed of Trust.

            "Total Commitments": at any time, the aggregate amount of the Commitments then in effect; provided, that the maximum amount of the Total Commitments shall be $143,400,000.00.

            "Total Extensions of Credit": at any time, the aggregate amount of the Extensions of Credit of the Lenders outstanding at such time.

            "Transferee": as defined in Section 9.14.

            "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

            "UCC": the Uniform Commercial Code, as in effect from time to time in any jurisdiction.

            "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            "Wynn Las Vegas Credit Agreement": that certain Credit Agreement dated as of October 30, 2002, as amended by that certain First Amendment to Credit Agreement and Other Loan Documents dated as of May 28, 2003 and that certain Second Amendment to Credit Agreement and Limited Waiver dated as of May 3, 2004 among the Borrower, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Deutsche Bank Trust Company Americas, as administrative agent and swing line lender, Banc of America Securities LLC, as lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co., Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Banking AG, New York and Grand Cayman Branches, as arranger and joint documentation agent, and JPMorgan Chase Bank, as joint documentation agent, as further amended or supplemented or amended and restated from time to time.

            "Wynn Las Vegas Credit Agreement Event of Default": an "Event of Default" as defined in the Wynn Las Vegas Credit Agreement.

            1.2  Other Definitional Provisions.

            (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations.

            (f) The words "including" and "includes" and words of similar import when used in this Agreement shall not be limiting and shall mean "including without limitation" or "includes without limitation", as the case may be.

            (g) The words "will" and "shall" and words of similar import when used in this Agreement shall mean a command.

            (h) Unless expressly described to the contrary, references to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at the time of determination.

                  SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

            2.1 Availability. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of the Borrower herein set forth, each Lender severally agrees to make a term loan (the "Loans") to the Borrower on the Closing Date in an aggregate principal amount not to exceed the amount of the Commitment of such Lender. The Loans made on the Closing Date shall be Eurodollar Loans and thereafter may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7. Loans borrowed and subsequently repaid or prepaid may not be reborrowed.

            2.2 Procedure for Borrowing.

            (a) Borrower shall request the borrowing of Loans by delivering to Administrative Agent a Notice of Borrowing, appropriately completed, which specifies:

                (i) The aggregate amount of the Loans to be borrowed, which amount of such Loans shall not exceed the Total Commitments;

                (ii) The proposed date of such borrowing, which shall be the Closing Date; and

                (iii) In the case of Eurodollar Loans, the length of the Interest Period therefor, which shall be one month.

            (b) Borrower shall so deliver the Notice of Borrowing to Administrative Agent so as to provide at least three Business Days' notice or such shorter period as the Administrative Agent may otherwise agree to. The Notice of Borrowing shall be irrevocable. Upon receipt of the Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each such Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent at the Funding Office prior to 10:00 A.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Such borrowing will then, upon satisfaction or waiver of the conditions precedent specified in Section 4, be made available by the Administrative Agent, in like funds as received by the Administrative Agent from the Lenders, and deposited into the appropriate Accounts and made available to the Borrower as specified in Section 3.11 and in such Notice of Borrowing, to be applied by the Borrower in accordance with
Section 5.8.

            (c) The Borrower shall be permitted to make only one borrowing of Loans which shall occur on the Closing Date. Any Commitment remaining after the making of the Loans on the Closing Date (to the extent that the borrowing of Loans on the Closing Date is for an amount less that the Total Commitments) shall irrevocably expire without right of reinstatement after such borrowing.

            2.3 Repayment of Loans; Evidence of Indebtedness.

            (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender, the then unpaid principal amount of the Loan of such Lender, with any remaining unpaid interest, fees and costs, on the Termination Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

            (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Loans of such Lender, substantially in the form of Exhibit F hereto, with appropriate insertions as to date and principal amount (such notes, respectively, "Notes").

            2.4  Fees, etc.

            (a) The Borrower agrees to pay to the Arranger the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Arranger, including, without limitation, pursuant to the Fee Letter.

            (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent including, without limitation, pursuant to the Fee Letter.

            (c) The Borrower agrees to pay to the Securities Intermediary the Securities Intermediary's customary fees and charges associated with establishing and maintaining the Accounts.

            2.5 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of the Eurodollar Loans and at least one Business Day prior thereto in the case of the Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15; provided, further, that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied and in the case of any such revocation, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.15. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple in excess thereof. Each prepayment of the Loans under this Section 2.5 shall be accompanied by accrued interest to the date of such prepayment to the applicable Lender on the amount prepaid. The application of any prepayment pursuant to Section 2.5 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.

            2.6 Mandatory Prepayments.

            (a) With respect to the Net Cash Proceeds from any Asset Sale as to which the Borrower has not delivered a Reinvestment Notice within the period required therefor such Net Cash Proceeds (or portion thereof not subject to such a Reinvestment Notice) shall be applied, within one Business Day of the expiration of the aforesaid required period for delivery of a Reinvestment Notice with respect to such Asset Sale, on such date toward the prepayment of the Loans; provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing prepayment requirement pursuant to a Reinvestment Notice shall not exceed $2,000,000 in any Fiscal Year and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Loans.

            (b) No later than the Business Day following the date on which Loss Proceeds are received by the Borrower, the Borrower shall prepay and the Administrative Agent shall apply such funds toward the prepayment of the Loans. Each prepayment of the Loans under this Section 2.6 shall be accompanied by accrued interest to the date of such prepayment to the applicable Lender on the amount prepaid. The application of any prepayment pursuant to Section 2.6 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans.

            2.7 Conversion and Continuation Option.

            (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined or the Required Lenders have in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the Termination Date.

            (b) Any Eurodollar Loan shall be continued as such upon the expiration of the then current Interest Period with respect thereto in accordance with clause (b) of the term "Interest Period" set forth in Section 1.1, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the Termination Date, and provided, further, that if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period and shall thereafter accrue interest at the Base Rate plus the Applicable Margin.

            2.8 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

            2.9 Interest Rates and Payment Dates.

            (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

            (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

            (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or an Event of Default has otherwise occurred and is continuing, all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum that is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.0% , and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder (in accordance with Section 2.4 or otherwise) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the highest interest rate then applicable to any Loans then outstanding plus 2.0%, in each case, with respect to subsections (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment) or so long as such Event of Default is continuing.

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand. Interest shall be paid on each Interest Payment Date from the portion of the Loan proceeds on deposit in the Interest Reserve Account in accordance with Section 2.18 or in such other manner as the Borrower may elect (provided that if Borrower elects to pay in a manner other than by disbursement of funds from the Interest Reserve Account pursuant to Section 2.18 and such interest payment is not timely received by the Administrative Agent, the Administrative Agent shall be entitled to withdraw amounts from the Interest Reserve Account to pay the interest due hereunder as provided in Section 2.18).

            2.10 Computation of Interest and Fees.

            (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which the rate of interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-/366- day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations, if any, used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

            2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Applicable Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, and (y) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, all Loans shall be made (or continued) as Base Rate Loans and shall accrue interest at the Base Rate plus the Applicable Margin and the Borrower shall have no right to convert Loans to Eurodollar Loans.

            2.12 Pro Rata Treatment and Payments.

            (a) Each borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Aggregate Exposure Percentages of the Lenders. Subject to Section 2.12(c), each payment in respect of principal or interest in respect of the Loans, and each payment in respect of fees or expenses payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders. The application of any mandatory prepayment pursuant to this Section 2.12 shall be made, first, to Base Rate Loans, and second, to Eurodollar Loans.

            (b) Each payment (including each prepayment) of Loans shall be allocated among the Lenders holding such Loans pro rata based on the principal amount of such Loans held by such Lenders. Amounts prepaid on account of the Loans may not be reborrowed.

            (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Payment Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment on a Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

            (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans (the Base Rate plus the Applicable Margin), on demand, from the Borrower.

            (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

            2.13 Requirements of Law.

            (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower in writing (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, and setting forth in such notice, in reasonable detail, the basis and calculation of such amounts.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (which request shall set forth, in reasonable detail, the basis and calculation of the additional amounts sought), the Borrower shall pay to such Lender such additional amount or amounts as set forth in the aforesaid notice; provided, that the Borrower shall not be required to compensate a Lender pursuant to this subsection (b) for any amounts incurred more than six months prior to the date on which such Lender notified the Borrower of such Lender's intention to claim compensation therefor; provided, further, that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

            (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) and setting forth, in reasonable detail, the basis and calculation of such amounts shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.14 Taxes.

            (a) All payments made by the Borrower under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Arranger, the Administrative Agent or any Lender as a result of a present or former connection between such Arranger, such Administrative Agent, or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Arranger's, such Administrative Agent's, or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Arranger, the Administrative Agent or any Lender hereunder, the amounts so payable to such Arranger, such Administrative Agent or such Lender shall be increased to the extent necessary to yield to such Arranger, such Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts that would have been received hereunder or under any other Loan Document had such withholding not been required; provided, however, that the Borrower shall not be required to increase any such amounts payable to the Arranger, the Administrative Agent or any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Arranger's, such Administrative Agent's, or such Lender's failure to comply with the requirements of subsection (f) or (g) of this Section 2.14, or
(ii) that are United States withholding taxes imposed on amounts payable to such Arranger, such Administrative Agent, or such Lender at the time such Arranger, such Administrative Agent, or such Lender becomes a party to this Agreement, except to the extent that such Arranger's, such Administrative Agent's, or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this Section 2.14(a). The Borrower shall make any such required withholding and pay the full amount withheld to the relevant tax authority or other Governmental Authority in accordance with applicable Requirements of Law.

            (b) If the Arranger, the Administrative Agent, or any Lender, as applicable, receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Section 2.14, which refund in the good faith judgment of such Arranger, the Administrative Agent, or Lender, as the case may be, is attributable to such payment made by the Borrower, then such Arranger, Administrative Agent or Lender, as the case may be, shall reimburse the Borrower for such amount as such Arranger, Administrative Agent or Lender, as the case may be, determines in good faith to be the proportion of the refund as will leave it, after such reimbursement, in the same position it would have been in if the payment of such tax and any payment by the Borrower under this
Section 2.14 had not been made. Subject to the first sentence of this Section 2.14(b), upon the reasonable request of the Borrower (and at the Borrower's expense), the Lender or the Administrative Agent, as applicable, shall at its sole discretion, exercised in good faith, use reasonable efforts to cooperate with the Borrower with a view to obtaining a refund of any Non-Excluded Taxes with respect to which the Borrower has paid any amounts pursuant to Section
2.14 and which the Borrower, on advice of counsel, reasonably believes were not correctly or legally asserted by the relevant Governmental Authority.

            (c) Subject to subsection (f) below, the Borrower shall indemnify the Arranger, the Administrative Agent and any Lender for the full amount of Non-Excluded Taxes to the extent payable but not paid by the Borrower pursuant to Section 2.14(a) and paid by such Arranger, Administrative Agent or Lender or any of their respective Affiliates (including, without limitation, any Non-Excluded Taxes imposed by any Governmental Authority on amounts payable under Section 2.14(a) or this Section 2.14(c) and any penalties, additions to tax interest and related expenses attributable to such Non-Excluded Taxes). Payment under this indemnification shall be made within ten (10) Business Days from the date the Arranger, the Administrative Agent, or any Lender or any of their respective Affiliates makes written demand therefor, which demand shall set forth in reasonable detail the basis and calculation of the amounts demanded. Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to Section 2.14(a) shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue.

            (d) Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the Arranger, the Administrative Agent, or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

            (e) The agreements in this Section 2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (f) Each Lender (or Transferee) that is not a U.S. Person (as defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (and, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two duly completed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8BEN and a statement substantially in the form of Exhibit G hereto to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code, or any subsequent versions of any of the foregoing or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and on or before the date of the first payment to it following the date, if any, such Non-U.S. Lender changes its applicable lending office pursuant to Section 2.17 hereof. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). If a Non-U.S. Lender is unable to deliver any form pursuant to this Section 2.14(f), such Non-U.S. Lender shall be entitled to neither relief from withholding nor indemnity hereunder with respect to Non-Excluded Taxes for the period that would have been covered by such form, unless (i) such Non-U.S. Lender's inability to deliver such form resulted from a change in law after the date on which such Lender became a Lender hereunder or as a result of a change in the circumstances of the Borrower or the use of proceeds of such Non-U.S. Lender's Loans or (ii) such Non-U.S. Lender's assignor (if any) was entitled, at the time of assignment, to the indemnity afforded hereunder. Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

            (g) The Arranger, the Administrative Agent and each Lender that is entitled to an exemption from non-U.S. withholding taxes under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Requirements of Law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable Requirements of Law as will permit such payments to be made without withholding; provided, that the Arranger, the Administrative Agent or Lender is legally entitled to complete, execute and deliver such documentation and in such Person's judgment such completion, execution or submission would not materially prejudice the legal position of such Person.

            (h) The Borrower shall pay all Non-Excluded Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

            2.15 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or the revocation by Borrower of any notice of prepayment conditioned upon the effectiveness of other credit facilities, or (c) the making of a prepayment of or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.16 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, then (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and shall thereafter accrue interest at the Base Rate plus the Applicable Margin. If any such conversion of a Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.15.

            2.17 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13, 2.14 or
2.16 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations or rights of the Borrower or any Lender pursuant to Section 2.13, 2.14 or 2.16.

            2.18 Accounts.

            (a) Establishment of Accounts. The Administrative Agent hereby establishes at its offices located at 60 Wall Street, 11th Floor, New York, New York 10005, the following accounts, each of which shall be maintained as a special, segregated securities account at all times until such accounts are closed as set forth in Section 9.15(b):


Account:                                               Account Number:

Phase II Proceeds Account                              41150

Interest Reserve Account                               41149

The Administrative Agent shall hold and safeguard the Accounts (and the cash, instruments and securities on deposit therein) during the term of this Agreement and shall treat the Accounts and the cash, instruments, and securities in the Account as funds, instruments and securities pledged by the Borrower to the Administrative Agent for the ratable benefit of the Secured Parties to be held in accordance with the provisions hereof and the Collateral Account Agreement.

            (b) Phase II Proceeds Account Disbursements. So long as no Default or Event of Default shall have occurred and be continuing and subject to the Collateral Account Agreement, the Borrower shall be permitted from time to time to draw checks on and otherwise withdraw amounts on deposit in the Phase II Proceeds Account to pay costs and expenses incurred to construct the Phase II Additions and other costs and expenses directly related to the ownership of the Phase II Land (such as real property taxes) in accordance with Section 5.8. Notwithstanding the foregoing, the Borrower shall be permitted to withdraw amounts on deposit in the Phase II Proceeds Account to pay costs and expenses pursuant to Sections 3.11(d) and (e).

            (c) Interest Reserve Account Disbursements. At least five (5) Business Days prior to each Interest Payment Date, the Borrower shall deliver to the Administrative Agent an Interest Reserve Disbursement Certificate certifying as to the interest required to be paid with respect to the Loans under this Agreement on such Interest Payment Date and the calculation of such amount. On each such Interest Payment Date, the Administrative Agent shall liquidate securities held in the Interest Reserve Account (to the extent required) and pay over to the Lenders in accordance with Section 2.12 the interest due, as specified in such certificate, from the Interest Reserve Account. In the event that the Borrower fails to deliver the certificate required by the first sentence of this paragraph (or sets forth in such certificate an incorrect calculation of the amount required to be paid under this Agreement on such Interest Payment Date or otherwise fails to pay interest due hereunder), the Administrative Agent may liquidate such securities (to the extent required), and disburse to the Lenders in accordance with Section 2.12 the amounts necessary to pay the interest due hereunder. In the event there are insufficient funds in the Interest Reserve Account to pay any amount due pursuant to such certificate or direction so given by the Administrative Agent, the Borrower shall, prior to the applicable Interest Payment Date, deposit in cash into the Interest Reserve Account an amount equal to such deficiency; provided, however, that the Administrative Agent shall disburse an amount equal to such deficiency from the Phase II Proceeds Account to the Interest Reserve Account in the event such amounts are not received from the Borrower on a timely basis. The Borrower acknowledges that any failure by the Borrower to provide notice or deposit funds referenced in this Section shall not in any way exonerate or diminish its obligation to make all payments under this Agreement as and when due.


                   SECTION 3. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that, on the Closing Date, the following statements are true, correct and complete, it being understood that such representations and warranties are being made solely as of the Closing Date:

            3.1 LLC Existence; Compliance with Law. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the limited liability company power and authority, and the legal right, to own and operate its Property, and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.2 LLC Power; Authorization; Enforceable Obligations. The Borrower has the limited liability company power and authority, and the legal right, to make, deliver and perform the Loan Documents and the other Operative Documents to which it is a party and to carry out the transactions contemplated thereby and to borrow hereunder. The Borrower has taken all necessary limited liability company action to authorize the execution, delivery and performance of the Loan Documents and the other Operative Documents to which it is a party and to authorize the borrowings and issuances of Indebtedness on the terms and conditions of this Agreement and the other Operative Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any Person (other than the Borrower) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, any of the Loan Documents or any of the other Operative Documents, except the filings and actions referred to in Section 3.14. Each Loan Document and other Operative Document has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Operative Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            3.3 No Legal Bar. The execution, delivery and performance of this Agreement and the other Operative Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower could, individually or collectively, reasonably be expected to have a Material Adverse Effect.

            3.4 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that, individually or collectively, could reasonably be expected to have a Material Adverse Effect.

            3.5 No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect that, individually or collectively, could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            3.6 Ownership of Property; Liens. The Borrower is the sole owner of, legally and beneficially, and has good, marketable and insurable title to all Phase II Land, and good title to all its other Property, and, except for Permitted Liens, none of such Property is subject to any claims, liabilities, obligations, charges or restrictions of any kind, nature or description (other than claims, liabilities, obligations, charges or restrictions that individually or in the aggregate could not reasonably be expected to materially interfere with the business or assets of the Borrower), or to any Lien. None of the Collateral is subject to any Lien except for Permitted Liens.

            3.7 Taxes.

            (a) The Borrower has filed, or caused to be filed, all tax and informational returns that are required to have been filed by it in any jurisdiction, and all such tax and informational returns are correct and complete in all material respects. The Borrower has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable (other than (x) those taxes that it is contesting in good faith and by appropriate proceedings, and
(y) taxes that are not yet due, with respect to each of which it has established reserves that are adequate for the payment thereof and as are required by GAAP).

            (b) There are no Liens for Taxes on any of the Properties of the Borrower other than Liens permitted pursuant to Section 6.2(a).

            3.8 Federal Regulations. No part of the proceeds of the Loans will be used for purchasing or carrying any "margin stock" (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation
T. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U). Following application of the proceeds of the Loans, "margin stock" (within the meaning of Regulation U) does not constitute more than 25% of the value of the assets of the Borrower and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Loans) will violate or result in a violation of Regulation T, Regulation U or Regulation X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

            3.9 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with all applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The actuarial present value of all benefit liabilities under each Single Employer Plan (based on those assumptions that would be used to determine whether each such Single Employer Plan could be terminated in a standard termination under Section 4041(b) of ERISA) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower, nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower, nor any Commonly Controlled Entity would become subject to any material liability under ERISA if any such Person were to withdraw completely from all Multiemployer Plans as of the most recent valuation date for which each such Multiemployer Plan has furnished data regarding potential withdrawal liability to the Borrower. As of the Closing Date, no such Multiemployer Plan is in Reorganization or Insolvent.

            3.10 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act or registration under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness other than the Nevada Gaming Laws or which may otherwise render all or any portion of the Obligations unenforceable.

            3.11 Use of Proceeds. The proceeds of the extensions of credit under this Agreement shall be used as follows:

            (a) $82,624,692.00 of the Loan proceeds shall be distributed by the Borrower through its parent company, Bora, to WRL and shall be used by WRL to make the Equity Contribution to WLV to fund a portion of WLV's other projects pursuant to the Wynn Las Vegas Credit Agreement;

            (b) $17,827,965.00 of the Loan proceeds shall be deposited into the Interest Reserve Account and shall be used to pay accrued interest on the Loans in accordance with Sections 2.9 and 2.18; and

            (c) the remaining Loan proceeds shall be deposited into the Phase II Proceeds Account and shall be used on the Closing Date to pay closing costs and expenses and thereafter shall be used to fund the development and construction of the Phase II Additions on the Phase II Land and to pay other costs and expenses reasonably related to the ownership of the Phase II Land (such as real property taxes and including any additional Closing costs and expenses not paid on the Closing Date) .

            3.12 Environmental Matters.

            (a) To the knowledge of the Borrower, the Borrower: (i) is, and within the period of all applicable statutes of limitation has been, in material compliance with all applicable Environmental Laws; and (ii) reasonably believes that material compliance with all applicable Environmental Laws that are or are expected to become applicable to it will be timely attained and maintained.

            (b) To the knowledge of the Borrower, Hazardous Substances are not present at, on, under, in, or about the Phase II Land, or at any other location (including, without limitation, any location to which Hazardous Substances have been sent for re-use or recycling or for treatment, storage, or disposal) which could, individually or collectively, reasonably be expected to (i) give rise to liability of the Borrower under any applicable Environmental Law or otherwise result in costs to the Borrower that could reasonably be expected to have a Material Adverse Effect, or (ii) materially interfere with the Borrower's continued operations, or (iii) materially impair the fair saleable value the Phase II Land.

            (c) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law (including, without limitation, any Environmental Claims) to which the Borrower is, or to the knowledge of the Borrower will be, named as a party that is pending or, to the knowledge of the Borrower, threatened.

            (d) The Borrower has not received any written request for information, or been notified that it is a potentially responsible party, under or relating to CERCLA or any similar Environmental Law.

            (e) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower has not entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law or Environmental Claim.

            (f) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Hazardous Substances.

            (g) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) Hazardous Materials Activities are not presently occurring, and have not previously occurred, at, on, under, in, or about any Phase II Land and (ii) the Borrower has never engaged in any Hazardous Materials Activities at any location.

            3.13 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished to the Administrative Agent, or the Lenders or any of them, by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no facts known to the Borrower that could, individually or collectively, reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, or in any other documents, certificates and written statements furnished to the Administrative Agent, and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

            3.14 Security Documents.

            (a) The Deed of Trust is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on, and security interest in, the Phase II Land and all other Collateral described therein and proceeds and products thereof. The Deed of Trust shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower (i) in the Phase II Land and all other Collateral described therein constituting real property or fixtures and the proceeds and products thereof when the Deed of Trust is filed in the office of the Clark County Recorder in the State of Nevada, and (ii) in the case of the other Collateral described therein and the proceeds and products thereof, when financing statements in appropriate form are filed in the appropriate filing offices, in each case, as security for the Obligations, and subject only to Permitted Liens and prior and superior in right to any other Lien (other than Permitted Liens).

            (b) The Collateral Account Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Accounts described therein and proceeds and products thereof. Upon the execution of the Collateral Account Agreement, the Collateral Account Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in the Accounts and the proceeds and products thereof, as security for the Obligations, in each case subject only to Permitted Liens and prior and superior in right to any other Lien (other than Permitted Liens).

            3.15 Regulation H. The Deed of Trust does not encumber improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

            3.16 Insurance. The Borrower is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and in any event in accordance with Section 5.4; and the Borrower has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that could not reasonably be expected to have a Material Adverse Effect (other than as a result of general market conditions).

            3.17 Phase II Land.

            (a) The Phase II Land and the current use thereof complies with all applicable Requirements of Law (including building and zoning ordinances and codes) and with all Insurance Requirements, except where noncompliance or any non-conforming use could not, individually or collectively, reasonably be expected to have a Material Adverse Effect.

            (b) No Taking has been commenced or, to the Borrower's knowledge, is contemplated with respect to all or any portion of the Phase II Land or for the relocation of roadways providing access to such Phase II Land except, in each case, as could not, individually or collectively, reasonably be expected to have a Material Adverse Effect.

            (c) Except for assessments constituting Permitted Encumbrances, as of the Closing Date there are no current, pending or, to the knowledge of the Borrower, proposed special or other assessments for public improvements or otherwise affecting the Phase II Land, nor are there any contemplated improvements to such Phase II Land that may result in such special or other assessments in each case as could reasonably be expected to result in a material liability to the Borrower.

            (d) The Borrower has not suffered, permitted or initiated the joint assessment of the Phase II Land with any other real property constituting a separate tax lot. The Phase II Land has been properly subdivided or entitled to exception therefrom, and for all purposes the Phase II Land may be mortgaged, conveyed and, otherwise dealt with as separate legal lots or parcels.

            (e) The use being made of all Phase II Land is in conformity with the certificate of occupancy and/or such other permits, licenses, variances and certificates for such Phase II Land and any other reciprocal easement agreements, restrictions, covenants or conditions affecting such Phase II Land except, in each case, to the extent such non-conformity could not reasonably be expected to materially and adversely affect the ownership, occupancy, use or operation of the Phase II Land.

            (f) There are no outstanding options to purchase or rights of first refusal or restrictions on transferability affecting the Phase II Land (other than those set forth in the Loan Documents and other than Permitted Liens).

                        SECTION 4. CONDITIONS PRECEDENT
                          THE CLOSING DATE AND ADVANCES

            4.1 Conditions Precedent to the Closing Date. The occurrence of the Closing Date and the making of the Loans are subject to the prior or concurrent satisfaction of each of the conditions precedent hereinafter set forth in this
Section 4.1 in form and substance satisfactory to each of the Administrative Agent and the Lenders in its sole discretion. Subject to Section 4.2, by executing this Agreement each of the Administrative Agent and the Lenders shall be deemed to have confirmed that it has become satisfied that each of the following conditions precedent in this Section 4.1 has been satisfied.

            (a) Loan Documents and Material Contracts. Delivery to the Administrative Agent (with such number of originally executed copies as it may reasonably request) of (i) executed originals of each Loan Document and true and correct copies of each Affiliate Lease and Easement Agreement and each Material Contract then in effect and any supplements or amendments thereto then in effect, all of which shall be in form and substance satisfactory to the Administrative Agent, shall have been duly authorized, executed and delivered by the parties thereto, and each such Affiliate Lease and Easement Agreement and each such Material Contract shall be certified by a Responsible Officer of the Borrower as of the Closing Date as being true, complete and correct and in full force and effect, and (ii) evidence satisfactory to the Administrative Agent that each Operative Document is in full force and effect and that no party to any such Operative Document is or, but for the passage of time or giving of notice or both will be, in breach of any material obligation thereunder.

            (b) LLC Authority of the Borrower. Delivery to the Administrative Agent of (i) a certified copy of the Articles of Organization of the Borrower,
(ii) good standing certificates for the Borrower issued by the Secretary of State of Nevada, (iii) a certified copy of the operating agreement of the Borrower certified by a Responsible Officer of WRL, the ultimate parent corporation of the Borrower, and (iv) a copy of one or more resolutions or other authorizations of the Borrower certified by a Responsible Officer of WRL, the ultimate parent corporation of the Borrower, as being in full force and effect on the Closing Date, authorizing the execution, delivery and performance of this Agreement and the other Operative Documents and any instruments or agreements required hereunder or thereunder to which the Borrower is a party.

            (c) Incumbency of the Borrower. Delivery to the Administrative Agent of a certificate from the Borrower reasonably satisfactory in form and substance to the Administrative Agent signed by a Responsible Officer of WRL, the ultimate parent corporation of the Borrower, and dated as of the Closing Date, as to the incumbency of the Person or Persons authorized to execute and deliver this Agreement, the other Material Contracts (not theretofore executed) and the Loan Documents and any documents, instruments or agreements required hereunder or thereunder to which the Borrower is a party.

            (d) Insurance. Insurance complying in all material respects with the requirements of Schedule 5.4(c) shall be in place and in full force and effect. Borrower shall have delivered to the Administrative Agent certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to deliver certified copies of the policies within forty-five (45) days after the Closing Date) meeting the requirements of
Schedule 5.4(c) and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

            (e) Project Security. All actions necessary or desirable, including all filings, in the opinion of the Administrative Agent, to perfect the security interests granted in the Security Documents as a valid security interest over the Collateral having the priority contemplated therefor by this Agreement and the Security Documents shall have been delivered to the Administrative Agent.

            (f) Opinions. The Administrative Agent shall have received the opinions identified in Exhibit H.

            (g) Borrower's Closing Certificate. Delivery to the Administrative Agent of the Borrower's Closing Certificate signed by a Responsible Officer of the Borrower.

            (h) Notice of Borrowing. Delivery to the Administrative Agent of a Notice of Borrowing in accordance with Section 2.2.

            (i) Litigation

               (i) No action, suit, proceeding or investigation of any kind shall have been instituted or, to the Borrower's knowledge, pending or threatened, including actions or proceedings of or before any Governmental Authority, to which the Borrower is a party or the Borrower or the Phase II Land is subject, or by which it or any of its properties or the Phase II Land are bound that could reasonably be expected to have a Material Adverse Effect, nor is the Borrower aware of any reasonable basis for any such action, suit, proceeding or investigation, and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding if the same reasonably could be expected to have a Material Adverse Effect.

               (ii) The Lenders shall have received the results of a recent lien, tax lien, judgment and litigation search in each relevant jurisdiction with respect to the Borrower and the Phase II Land, and such search shall reveal no liens on any of the assets of the Borrower or the Phase II Land except for liens permitted by the Loan Documents or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

            (j) Fees. All amounts required to be paid to or deposited with the Administrative Agent, and all taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 4.1, shall have been paid or deposited, as the case may be, in full to the extent invoiced prior to the Closing Date. The Borrower shall have paid or arranged for payment out of the requested Loans of all fees, expenses and other charges then due and payable by it under this Agreement or the other Loan Documents.

            (k) No Adverse Change. There shall not have occurred any disruption or adverse change, as determined by the Administrative Agent in its sole discretion, in the financial or capital markets generally, or in the markets for bank loan syndication in particular or affecting the syndication or funding of bank loans that may have an adverse impact on the ability to syndicate the Loans.

            (l) Events of Default. No Event of Default or Potential Event of Default shall have occurred and be continuing, as certified by a Responsible Officer of the Borrower in the Borrower's Closing Certificate.

            (m) Representations and Warranties. Each representation and warranty of the Borrower set forth in Article 3 hereof or in any of the other Operative Documents shall be true and correct in all material respects as if made on such date (except that any representation and warranty that relates expressly to an earlier date shall be deemed made only as of such earlier date), as certified by the Borrower in the Borrower's Closing Certificate.

            (n) Service of Process. Delivery to the Administrative Agent of a letter from Corporation Service Company or any other Person reasonably satisfactory to the Administrative Agent consenting to its appointment by the Borrower, in form and substance acceptable to the Administrative Agent and the Borrower, as the Borrower's agent to receive service of process in New York, New York.

            (o) A.L.T.A. Survey. The Administration Agent shall have received an A.L.T.A. survey of the Phase II Land, satisfactory in form and substance to the Title Insurance Company and the Administrative Agent, dated no earlier than sixty (60) days prior to the Closing Date and certified to each such Person by a licensed surveyor satisfactory to each such Person, showing (i) as to the Phase II Land, the exact location and dimensions thereof, including the location of all means of access thereto and all easements of record relating thereto; all improvements or other encroachments therein or thereon; (ii) the existing utility facilities servicing the Phase II Land (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (iii) that such existing improvements do not encroach or interfere (in any manner that could reasonably be expected to have a Material Adverse Effect) with adjacent property or existing easements or other rights (whether on, above or below ground), and that there are no gaps, gores, projections, protrusions or other survey defects other than Permitted Encumbrances applicable to such real property; (iv) whether the Phase II Land or any portion thereof is located in a special earthquake or flood hazard zone; and (v) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than the Permitted Encumbrances. The Administrative Agent shall have received an overlay to the A.L.T.A. Survey showing the proposed perimeters within which all of the foundations for the Phase II Additions are to be located pursuant to the Plans and Specifications.

            (p) Title Policy. The Borrower shall have delivered to the Administrative Agent, a lender's A.L.T.A. policy of title insurance, or a commitment to issue such policy, in the amount of $143,400,000.00. Each such policy or commitment shall (i) include such endorsements as are required by the Administrative Agent, (ii) be reinsured by such reinsurance as is satisfactory to the Administrative Agent, (iii) be issued by the Title Insurance Company in form and substance satisfactory to the Administrative Agent and (iv) insure (or agree to insure) that:

                (i) The Borrower has fee simple title to the Phase II Land free and clear of liens, encumbrances and other exceptions to title except those exceptions specified on Exhibit I ("Permitted Encumbrances"); and

                (ii) The Deed of Trust is (or will be when recorded) a valid lien on the "Trust Estate" (as defined in the Deed of Trust) entitled to the priority described therein, free and clear of all liens, encumbrances and exceptions to title whatsoever, other than Permitted Liens.

            (q) Fee Letters. The letters regarding the fees of the Administrative Agent and the Arranger, respectively, shall have been executed and delivered. The Borrower shall have complied with all of its obligations under and agreements in the Fee Letter then required to be complied with.

            (r) Real Estate Appraisal. The Administrative Agent shall have received a FIRREA appraisal of the Phase II Land from an independent real estate appraiser reasonably satisfactory to the Administrative Agent, in form, scope and substance and demonstrating a value satisfactory to the Administrative Agent and satisfying the requirements of any applicable laws and regulations (the "Appraisal").

            (s) Environmental Reports. The Administrative Agent shall have received a Phase I environmental assessment for the Phase II Land (the "Phase I Report") conducted by a firm satisfactory to the Administrative Agent and a reliance letter from said firm authorizing the Administrative Agent and the Lenders to rely on the Phase I Report.

            (t) No Restrictions. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any of the Lenders from making the Loans to be made by them on the Closing Date.

            (u) Violation of Certain Regulations. The making of the requested Loans shall not violate any law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

            (v) Other Documents. The Administrative Agent shall have received such other documents and evidence as are customary for transactions of this type as it may reasonably request in connection with the transactions contemplated hereby.

            4.2 No Waiver or Estoppel. The occurrence of Closing Date and making of any Loans hereunder shall not preclude any Lender from later asserting that (and enforcing any remedies it may have if) any representation, warranty or certification made or deemed made by the Borrower in connection with such Loans was not true and accurate when made.


                       SECTION 5. AFFIRMATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender, the Arranger or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall:

            5.1 Certificates; Other Information. Furnish to the Administrative Agent and each Lender, or, in the case of subsections (b) and (c), to the Administrative Agent, or, in the case of subsection (e), to the relevant
Lender:

            (a) on the date of the occurrence thereof, notice that (i) a "Default" or "Event of Default" has occurred (or has been alleged) under the Wynn Las Vegas Credit Agreement, (ii) any or all of the obligations under the Wynn Las Vegas Credit Agreement have been accelerated, or (iii) the Administrative Agent or the required lenders under the Wynn Las Vegas Credit Agreement have given notice that any or all such obligations are to be accelerated;

            (b) promptly, and in any event within ten Business Days after any Material Contract is terminated or amended in any material respect or any new Material Contract is entered into, or upon becoming aware of any material default by any Person under a Material Contract, a written statement describing such event with copies of such amendments or new Material Contracts and, with respect to any such terminations or material defaults, an explanation of any actions being taken with respect thereto;

            (c) within twenty days after the end of each fiscal quarter of the Borrower, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Borrower equal to or greater than $1,000,000, and promptly after request by the Administrative Agent such other information as may be reasonably requested by the Administrative Agent to enable the Administrative Agent and its counsel to evaluate any of such Proceedings; and

            (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            5.2 Payment of Obligations. To the extent not otherwise subject to valid subordination, standstill, intercreditor or similar arrangements, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (other than Indebtedness), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or where the failure to do so individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect.

            5.3 Conduct of Business and Maintenance of Existence, etc. (i) Preserve, renew and keep in full force and effect its limited liability company existence and in each case remain a Wholly Owned Subsidiary of WRL, and (ii) take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.3 and except, in the case of subsection (ii) above, to the extent that failure to do so could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

            5.4 Maintenance of Property; Leases; Insurance; Taxes.

            (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

            (b) Maintain all rights of way, easements, grants, privileges, licenses, certificates, and Permits necessary for the intended use of the Phase II Land and the Phase II Additions, except any such item the loss of which, individually or in the aggregate, could not reasonably be expected to materially and adversely affect or interfere with the business of the Borrower or have a material adverse effect on the Phase II Land.

            (c) At all times maintain in full force and effect the insurance policies and programs listed on Schedule 5.4(c), which policies and programs may be modified from time to time subject to the prior approval of the Administrative Agent which approval shall not be unreasonably withheld, if (i) the insurance policies and programs listed on Schedule 5.4(c) are not then available on commercially reasonable terms and (ii) the resulting coverage is, at the time of the modification, customary for companies engaged in the same or similar business, which are similarly situated, and which have obtained or are then obtaining insurance coverage under similar conditions (including leverage structure) as those then currently applicable to the Borrower. In the event that, in accordance with the preceding sentence, the Borrower is, at any time or from time to time, permitted to deviate from the insurance policies and programs described in Schedule 5.4(c) and, thereafter, any such requirement set forth in Schedule 5.4(c) becomes available on commercially reasonable terms, the Borrower shall promptly procure coverage satisfying such requirement.

            (d) Deliver to the Administrative Agent on behalf of the Secured Parties, (i) upon request of any Secured Party from time to time, full information as to the insurance carried, (ii) promptly following receipt thereof, from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Closing Date, (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower, unless such insurance is replaced prior to the cancellation or non-renewal thereof in accordance with Schedule 5.4(c), and (iv) promptly after such information is available to the Borrower, full information as to any claim for an amount in excess of $500,000 with respect to any property and casualty insurance policy maintained by the Borrower.

            (e) Preserve and protect the Lien status of the Security Documents and, if any Lien (other than Liens permitted under Section 6.2) is asserted against the Phase II Land, the Phase II Additions or any other Collateral, promptly give the Administrative Agent a detailed written notice of such Lien and pay the underlying claim in full or take such other action so as to cause it to be released or bonded over in a manner reasonably satisfactory to the Administrative Agent.

            (f) The Borrower shall timely file, or caused to be filed, all tax and informational returns that are required to have been filed by it in any jurisdiction. The Borrower shall pay all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable (other than (x) those taxes that it is contesting in good faith and by appropriate proceedings, and (y) taxes that are not yet due, with respect to each of which it has established reserves that are adequate for the payment thereof and as are required by GAAP).

            5.5 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and
(b) permit representatives of any Lender, coordinated through the Administrative Agent, to visit and inspect any of its properties and examine and, at the Borrower's expense, make abstracts from any of its books and records at any reasonable time and upon reasonable prior notice and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower with officers of the Borrower.

            5.6 Notices. Promptly give notice to the Administrative Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default (or alleged default) under any Contractual Obligation of the Borrower or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) upon any officer of the Borrower obtaining knowledge thereof, the institution of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Borrower, or any of its Property (collectively, "Proceedings") not previously disclosed in writing by the Borrower to the Lenders that, in any case (A) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect or (B) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or any material development in any such Proceeding, in each case together with such other information as may be reasonably available to the Borrower to enable Lenders and their counsel to evaluate such matters;

            (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a material failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

            (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

            5.7 Environmental Laws; Permits.

            (a) Except to the extent failure to do so could not (individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect, comply in all respects with, and use best efforts to ensure compliance in all respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain, maintain and comply in all respects with, and use best efforts to ensure that all tenants and subtenants obtain, maintain and comply in all respects with, any and all licenses, approvals, notifications, registrations or Permits required by applicable Environmental Laws.

            (b) Except to the extent failure to do so could not (individually or in the aggregate) reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws related to the Phase II Land or the Phase II Additions or any other Collateral.

            (c) The Administrative Agent may, in its reasonable discretion, (i) retain, at the Borrower's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Substances prepared by or for the Borrower and (ii) conduct its own investigation of the Phase II Land or the Phase II Additions; provided however, that, unless a Default or an Event of Default shall exist, the Administrative Agent may conduct such a review and/or investigation once during the term of the Agreement. For purposes of conducting such a review and/or investigation, the Administrative Agent and its agents, employees, consultants and contractors shall have the right to enter into or onto the Phase II Land and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation shall be conducted, unless otherwise agreed to by the Borrower and the Administrative Agent, during normal business hours and shall be conducted so as not to unreasonably interfere with the ongoing operations at the Phase II Land or to cause any damage or loss to any property at the Phase II Land. Any report of any investigation conducted at the request of the Administrative Agent pursuant to this Section will be obtained and shall be used by the Administrative Agent and the Lenders for the purposes of the Lenders' internal credit decisions, to monitor and police the Loans and to protect the Lenders' security interests, if any, created by the Loan Documents. The Administrative Agent agrees that any such investigation shall be conducted by an environmental consulting firm qualified and licensed by the State of Nevada.

            (d) Deliver to the Administrative Agent (i) as soon as practicable following receipt thereof, copies in the Borrower's possession or control of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or by independent consultants, Governmental Authorities or any other Persons, with respect to Environmental Matters at the Phase II Land or with respect to any Environmental Claims, (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (B) any remedial action taken by any Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims against the Borrower that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (2) any Environmental Claims against the Borrower that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (iii) as soon as practicable following the sending or receipt thereof by the Borrower, a copy of any and all written communications with respect to (A) any Environmental Claims that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (C) any request for information from any governmental agency indicating that such agency is investigating whether the Borrower may be potentially responsible for any Hazardous Materials Activity, (iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower that could reasonably be expected to (1) expose the Borrower to, or result in, Environmental Claims that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or (2) affect the ability of the Borrower to maintain in full force and effect all material Permits required under any Environmental Laws for its operations and (B) any proposed action to be taken by the Borrower to modify current operations in a manner that could reasonably be expected to subject it to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (v) any notice that any Governmental Authority may condition approval of, or any application for, any material Permit held by the Borrower on terms and conditions that are materially burdensome to the Borrower, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person, (vi) notice of any actions or proceedings of the types described in Sections 3.12(c) through (e), and (vii) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.7(d).

            5.8 Use of Proceeds.

            (a) Use the proceeds of the Loans only for the purposes specified in Section 3.11. Without limiting the generality of the foregoing, Borrower shall deposit the portion of the proceeds allocated to the Phase II Additions into the Phase II Proceeds Account and shall use such proceeds solely to promptly and diligently construct the Phase II Additions and to pay other costs and expenses directly related to the ownership of the Phase II Land (such as real property taxes).

            (b) Apply all Net Cash Proceeds and Loss Proceeds received by it in accordance with Sections 2.6 and 2.12.

            5.9 Compliance with Laws, Material Contracts, Permits.

            (a) Comply with all Requirements of Law, noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect and comply in all material respects with its Governing Documents.

            (b) Comply, duly and promptly, in all material respects with its respective obligations and enforce all of its respective rights under all Material Contracts except, in the case of Material Contracts other than Material Affiliated Contracts, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

            (c) From time to time obtain, maintain, retain, observe, keep in full force and effect and comply with the terms, conditions and provisions of all Permits as shall now or hereafter be necessary under applicable laws, except to the extent the noncompliance therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            5.10 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Loan Party which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower for such governmental consent, approval, recording, qualification or authorization. In the event that, notwithstanding the covenants contained in Article 6, a Lien not otherwise permitted under this Agreement shall encumber the Phase II Land or other item of Collateral or any portion thereof, the Borrower shall promptly discharge or cause to be discharged by payment to the lien or lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or, at the Administrative Agent's option, and if obtainable promptly obtain title insurance against, any such Lien or mechanics' or materialmen's claims of lien filed or otherwise asserted against the Phase II Land or any other item of Collateral or any portion thereof within 60 days after the date of notice thereof; provided, that the provisions of this Section 5.10 (and compliance therewith) shall not be deemed to constitute a waiver of any of the provisions of Article 6. The Borrower shall fully preserve the Lien and the priority of the Deed of Trust and the other Security Documents without cost or expense to the Administrative Agent or the Lenders. If the Borrower fails to promptly discharge, remove or bond off any such Lien or mechanics' or materialmen's claim of lien as described above, which is not being contested by the Borrower in good faith by appropriate proceedings promptly instituted and diligently conducted, within 30 days after the receipt of notice thereof, then the Administrative Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or lien claimant or post any bond or furnish any security or indemnity as the Administrative Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, the Administrative Agent shall not be required to establish or confirm the validity or amount of the Lien. The Borrower agrees that all costs and expenses expended or otherwise incurred pursuant to this Section 5.10 (including reasonable attorneys' fees and disbursements) by the Administrative Agent shall constitute Obligations and shall be paid by the Borrower in accordance with the terms hereof.

                         SECTION 6. NEGATIVE COVENANTS

            The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender, the Arranger or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not:

            6.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness of the Borrower created under any Loan Document;
and

            (b) Indebtedness of the Borrower; provided that the aggregate principal amount for all Indebtedness at any one time outstanding shall not exceed $10,000,000.00.

            6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings (such contest proceedings conclusively operating to stay the sale of any portion of the Collateral on account of such Lien); provided that (i) adequate reserves with respect thereto are deposited into a special, segregated account pledged by the Borrower to the Administrative Agent for the benefit of the Secured Parties pursuant to a control agreement in form and substance satisfactory to the Administrative Agent or (ii) the Borrower has obtained and provided to the Administrative Agent from the Title Insurance Company bonds or endorsements to the Title Policy insuring the lien free status of the Collateral;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) deposits by or on behalf of the Borrower to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, appeal bonds and other obligations of a like nature incurred in the ordinary course of business.

            (e) easements, rights-of-way, restrictions, encroachments and other similar encumbrances and other minor defects and irregularities in title, in each case incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto;

            (f) Liens created pursuant to the Security Documents;

            (g) leases and subleases permitted under Section 6.4(c) and any leasehold mortgage in favor of any party financing the lessee under any lease or sublease permitted under Section 6.4(c); provided, that (a) the Borrower is not liable for the payment of any principal of, or interest, premiums or fees on, such financing and (b) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Deed of Trust;

            (h) any attachment or judgment Lien not constituting an Event of Default under Section 7.1(h);

            (i) Permitted Encumbrances;

            (j) Liens arising from the filing of UCC financing statements relating solely to leases permitted by this Agreement;

            (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

            (l) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of the Phase II Land.

            6.3 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business.

            6.4 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or issue or sell any shares of Capital Stock to any Person, except:

            (a) the Disposition for fair market value in the ordinary course of business of obsolete or worn out Property or Property no longer useful in the business of the Borrower; provided, that either (i) such Disposition could not reasonably be expected to materially adversely affect the Phase II Land, the Phase II Additions or any of the other Collateral or (ii) with respect to Property Disposed of by reason of its obsolescence or worn out condition, prior to or promptly following such Disposition any such Property shall be replaced with other Property of substantially equal or greater utility and similar use and either (x) a value at least substantially equal to that of the replaced Property when first acquired or (y) substantially equal or greater quality and, if applicable, prestige and caliber as the replaced Property when first acquired and free from any Lien of any other Person (subject to Permitted Liens) and the Borrower shall promptly subject such replacement property to the Lien of the Security Documents in favor of the Lenders of at least the same priority as the Property so replaced;

            (b) the Disposition of cash or Cash Equivalents (in each case in transactions otherwise permitted hereunder), inventory (in the ordinary course of business) and receivables (in connection with the collection thereof and otherwise as customary in business of the type conducted by the Borrower);

            (c) subject to the last paragraph of this Section 6.4, the Borrower may enter into any leases with respect to any space on or within the Phase II Land;

            (d) the Borrower may license trademarks and trade names in the ordinary course of business;

            (e) the incurrence of Liens permitted under Section 6.2; provided, that any leases (whether or not constituting Permitted Liens) shall be permitted only to the extent provided in subsection (c) above and the last paragraph of this Section 6.4;

            (f) the Borrower may terminate the driving range lease, the office building lease, the parking facility lease and/or the art gallery lease described in clauses (a), (b), (c) and (d) of definition of "Affiliate Lease and Easement Agreements" and that certain easement granted by the Chamber of Commerce recorded on August 23, 2002 in Book 20020823 as Document No. 1700, in the Official Records of Clark County; and

            (g) any condemnation or other eminent domain proceeding by any Governmental Authority; provided, that the requirements of Section 2.6(b) are complied with in connection therewith.

            Notwithstanding the foregoing provisions of this Section 6.4, subsection (c) above shall be subject to the additional provisos that: (a) no Default or Event of Default shall exist and be continuing at the time of such transaction, lease or sublease or would occur after as a result of entering into such transaction, lease or sublease (or immediately after any renewal or extension thereof at the option of the Borrower), (b) such transaction, lease or sublease could not reasonably be expected to materially interfere with, impair or detract from the value of the Phase II Land or the operation of the business of the Borrower or the Phase II Additions, (c) such transaction, lease or sublease is at a fair market rent or value (in light of other similar or comparable prevailing commercial transactions), except for the leases between the Borrower and WLV in effect on the Closing Date, and contains such other terms such that the lease, taken as a whole, is commercially reasonable and fair to the Borrower in light of prevailing or comparable transactions in other casinos, hotels, hotel attractions, shopping venues or similarly situated buildings, as applicable, (d) no gaming, hotel or casino operations may be conducted on any space that is subject to such transaction, lease or sublease during the term of this Agreement, (e) no lease or sublease may provide that the Borrower may subordinate its fee, condominium or leasehold interest to any lessee or any party financing any lessee, and (f) such lease or sublease is expressly subordinated to the Secured Parties' interests under the Deed of Trust.

            6.5 Limitation on Optional Payments and Modifications of Governing Documents.

            (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, other than the prepayment of Indebtedness incurred hereunder or under Section 6.1(b); (b) amend or modify, or permit the amendment or modification of its Governing Documents in any manner materially adverse to the Lenders or (c) amend, modify or otherwise change the provisions of Article VII or Section 10.2 of its operating agreement or any comparable provisions contained in its other charter documents, as in effect on the Closing Date, in its operating agreement or other applicable Governing Documents.

            6.6 Limitation on Transactions with Affiliates(a) . Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Material Affiliated Contract entered into on or prior to the Closing Date and disclosed to the Administrative Agent in writing) unless such transaction is on terms that are not less favorable to the Borrower than those that might be obtained at the time in a comparable arm's length transaction with Persons who are not Affiliates of the Borrower and, with respect to transactions involving an amount in excess of $2,000,000, the Borrower has obtained the prior written consent of the Administrative Agent.

            6.7 Limitation on Zoning and Contract Changes and Compliance. Initiate, consent to or acquiesce to (a) any zoning downgrade of the Phase II Land or seek any material variance under any existing zoning ordinance except, in each case, to the extent such downgrade or variance could not reasonably be expected to materially and adversely affect the occupancy, use or operation of the Phase II Land, (b) use or permit the use of the Phase II Land in any manner that could result in such use becoming a non-conforming use (other than a non-conforming use otherwise in compliance with applicable land use laws, rules and regulations by virtue of a variance or otherwise) under any zoning ordinance or any other applicable land use law, rule or regulation or (c) any change in any laws, requirements of Governmental Authorities or obligations created by private contracts which now or hereafter could reasonably be likely to materially and adversely affect the occupancy, use or operation of the Phase II Land.

            6.8 No Joint Assessment; Separate Lots. Suffer, permit or initiate the joint assessment of the Phase II Land with any other real property constituting a separate tax lot.

            6.9 Final Plans. Construct or permit to be constructed, or make, modify or destroy any improvements on the Phase II Land except as contemplated in, and in substantial conformance with, the Plans and Specifications. Without the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), the Borrower shall not modify the Plans and Specifications in any material respect unless after giving effect to such amendment, the Plans and Specifications are consistent with the requirements of Exhibit C-2.

            6.10 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien as security for the Obligations (or any indebtedness intended to repay, replace or refinance, in whole or in part, the indebtedness under this Agreement) upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations other than (a) this Agreement and the other Loan Documents and
(b) as required by applicable law or any applicable rule or order of any Nevada Gaming Authority.

            6.11 Restrictions on Changes to Permits and Material Contracts.

            (a) Agree to any amendment to, assignment or termination of, or waive any of its rights under, any Material Contract or enter into any new Material Contract, without in each case obtaining (i) the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed and (ii) the prior written consent of the Required Lenders if in any such case such amendment, assignment, termination or waiver or new Material Contract could reasonably be expected to have a Material Adverse Effect (taking into consideration any viable replacements or substitutions therefor at the time such determination is made).

            (b) Agree to any amendment to, assignment or termination of or waive any of its rights under the Affiliate Lease and Easement Agreements, without obtaining the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed; provided, however, that the Borrower shall be permitted to terminate the driving range lease, office building lease, the parking facility lease and/or the art gallery lease described in clause (a), (b), (c) and (d) of the definition of "Affiliate Lease and Easement Agreements" without obtaining the prior written consent of the Administrative Agent.

            (c) Agree to any amendment to, assignment or termination of, or waive any of its rights under, any Permit or enter into any new Permit, without in each case obtaining the prior written consent of the Required Lenders if in any such case such amendment, assignment, termination or waiver or new Permit could reasonably be expected to have a Material Adverse Effect (taking into consideration any viable replacements or substitutions therefor at the time such determination is made).

            6.12 Limitations on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse obligating the Borrower to make payments to such financial institution, commodities or stock exchange or clearinghouse as a result of any change in market value of any such Capital Stock, except for (a) distributions to the direct or indirect owners of the Borrower with respect to any period during which the Borrower is a Pass Through Entity, such distributions in an aggregate amount not to exceed such owners' Tax Amounts for such period, and (b) the distributions on the Closing Date described in Section 3.11(a).

            As used in this paragraph:

                  (i) "Consolidated Member": a corporation, other than the common parent, that is a member of an affiliated group (as defined in Section 1504 of the Code) of which WRL is the common parent.

                  (ii) "Pass Through Entity" means any of (1) a grantor trust for federal or state income tax purposes or (2) an entity treated as a partnership or a disregarded entity for federal or state income tax purposes;

                  (iii) "Presumed Tax Liability" means for any Person that is not a Pass Through Entity for any period, an amount equal to the product of (x) the Taxable Income allocated or attributable to such Person (directly or through one or more tiers of Pass Through Entities) (net of taxable losses allocated to such Person with respect to the Borrower that (1) are, or were previously, deductible by such Person and (2) have not previously reduced Taxable Income), and (y) the Presumed Tax Rate;

                  (iv) "Presumed Tax Rate" means with respect to any Person for any period means the highest effective combined Federal, state and local income tax rate applicable during such period to a corporation organized under the laws of the State of Nevada, taxable at the highest marginal Federal income tax rate and the highest marginal Nevada and Las Vegas income tax rates (after giving effect to the Federal income tax deduction for such state and local income taxes, taking into account the effects of the alternative minimum tax, such effects being calculated on the assumption that such Person's only taxable income is the income allocated or attributable to such Person for such period (directly or through one or more tiers of Pass Through Entities) with respect to its equity interest in the Borrower). In determining the Presumed Tax Rate, the character of the items of income and gain comprising Taxable Income (e.g. ordinary income or long term capital gain) shall be taken into account;

                  (v) "Tax Amount" means, with respect to any period, (x) in the case of any direct or indirect member of the Borrower that is a Pass Through Entity, the Presumed Tax Liability of such direct or indirect member, and (y) with respect to any direct or indirect member of the Borrower that are Consolidated Members, the aggregate federal income tax liability such Persons would owe for such period if each was a corporation filing federal income tax returns on a stand alone basis at all times during its existence and, if any of the Consolidated Members files a consolidated or combined state income tax return such that it is not paying its own state income taxes, then Tax Amount shall also include the aggregate state income tax liability such Consolidated Members would have paid for such period if each was a corporation filing state income tax returns on a stand alone basis at all times during its existence; and

                  (v) "Taxable Income": with respect to any Person for any period, the taxable income or loss of such Person for such period for federal income tax purposes as a result of such Person's equity ownership of the Borrower for such period; provided, however, that all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss.


                         SECTION 7. EVENTS OF DEFAULT

            If any of the following events shall occur and be continuing:

            (a) (i) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document within five days after any such interest or other amount under this clause (ii) becomes due in accordance with the terms hereof; or

            (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) (i) the Borrower shall default in the observance or performance of any agreement contained in Section 5.3(i), Section 5.6(a), Section 5.8 or
Section 6 hereof, (ii) an "Event of Default" under and as defined in the Deed of Trust shall have occurred and be continuing, (iii) a Wynn Las Vegas Credit Agreement Event of Default shall have occurred and be continuing, (iv) the Borrower shall fail to at all times maintain in full force and effect the insurance policies and programs listed on Schedule 5.4(c) (except for automobile, workers compensation, pollution liability and design errors and omissions insurance) or (v) the Borrower shall fail to at all times maintain in full force and effect the insurance policies and programs with respect to automobile, workers compensation, pollution liability and design errors and omissions insurance listed on Schedule 5.4(c) where, in the case of the failures described in this clause (v), such default shall not have been remedied within thirty (30) days after the earlier of (x) the Borrower becoming aware of such failure or (y) notice of such failure from the Administrative Agent or any Lender to the Borrower; or

            (d) the Borrower shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Loan Document to which it is a party (other than as provided in subsections (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the Borrower becoming aware of such default or (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender of such default; or

            (e) The Borrower shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause immediately such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in subsection (i), (ii) or (iii) of this subsection (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in subsections (i), (ii) and (iii) of this subsection (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,000,000; or

            (f) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in subsection (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in subsection
(i), (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than in a standard termination under Section 4041(b) of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) the Borrower, or any of its Subsidiaries or any Commonly Controlled Entity shall be required to make during any Fiscal Year payments pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (or their dependents), other than as required by Sections 601 et. seq. of ERISA, Section 4980B of the Code, or the corresponding provisions of applicable state law; and in each case in subsections (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

            (h) One or more judgments or decrees shall be entered against the Borrower involving a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

            (i) Any of the Security Documents shall cease, for any reason (other than pursuant to the terms thereof), to be in full force and effect, or the Borrower or any Affiliate of the Borrower shall so assert or shall assert that any provision of any Loan Document is not in full force and effect, or any Lien created by any of the Security Documents shall cease to be perfected, enforceable and of the same effect and priority purported to be created thereby; or

            (j) Any of the Operative Documents shall terminate or be terminated or canceled, become invalid or illegal or otherwise cease to be in full force and effect prior to its stated expiration date or the Borrower, any Affiliate of the Borrower or any other Person shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Material Contract (after the giving of any applicable notice and the expiration of any applicable grace period); provided, that the occurrence of any of the foregoing events with respect to any Material Contract (other than any Material Affiliated Contract) shall constitute an Event of Default hereunder only if the same could reasonably be expected to result in a Material Adverse Effect and the same shall continue unremedied for thirty (30) days after the earlier of
(i) the Borrower becoming aware of such occurrence or (ii) receipt by the Borrower of notice from the Administrative Agent or any Lender of such occurrence; or

            (k) a Change of Control shall occur; or

            (l) The Borrower shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such Person of any Permit or any such Permit or any provision thereof shall be suspended, revoked, cancelled, terminated or materially and adversely modified or fail to be in full force and effect or any Governmental Authority shall challenge or seek to revoke any such Permit if such failure to perform, violation, breach, suspension, revocation, cancellation, termination or modification could reasonably be expected to have a Material Adverse Effect; or then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, the following actions may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Lenders shall be entitled to exercise any and all remedies available under the Security Documents, including, without limitation, the Deed of Trust, or otherwise available under applicable law, in equity or otherwise, including, without limitation, the right to (I) enter into possession of the Phase II Land and perform any and all work and labor necessary to complete the Phase II Land or to operate and maintain the Phase II Land, and all sums expended by the Administrative Agent or any other Secured Party in so doing, together with interest on such total amount at the highest default rate provided hereunder, shall be Obligations hereunder, shall be repaid by the Borrower to the Administrative Agent or such Secured Party upon demand and shall be secured by the Loan Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the total amount of the Commitments and (II) set off and apply all monies of the Borrower on deposit with the Administrative Agent (including the Accounts) or with any Lender to the satisfaction of the Obligations. Notwithstanding anything to the contrary contained in this Agreement, in the event the consent of the Lenders (whether the Required Lenders, or otherwise) is required in connection with the exercise of remedies pursuant to this Section 7, for purposes of determining the required lender consent pursuant to the applicable definitions thereto (whether the "Required Lenders", or otherwise), the Commitments of the Lenders shall be deemed terminated.

                      SECTION 8. THE ADMINISTRATIVE AGENT

            8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

            8.3 Exculpatory Provisions. Neither the Arranger or the Administrative Agent nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from its or such Person's own gross negligence or willful misconduct in breach of a duty owed to the party asserting liability) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Person or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Arranger or the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Person party thereto to perform its obligations hereunder or thereunder. Neither the Arranger nor the Administrative Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Person.

            8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or the requisite Lenders required under Section 9.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or the requisite Lenders under Section 9.1 to authorize or require such action (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            8.6 Non-Reliance on Administrative Agent, Arranger and Other Lenders. Each Lender expressly acknowledges that neither the Arranger, the Administrative Agent nor any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Arranger or the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any other Person, shall be deemed to constitute any representation or warranty by the Arranger or the Administrative Agent to any Lender. Each Lender represents to the Arranger and the Administrative Agent that it has, independently and without reliance upon the Arranger or the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Arranger or the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Arranger nor the Administrative Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Person that may come into the possession of the Arranger or the Administrative Agent or any of their respective officers, directors, employees, agents, attorneys and other advisors, partners, attorneys-in-fact or affiliates.

            8.7 Indemnification. The Lenders agree to indemnify each of the Arranger and the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Arranger or the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Arranger or the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the Arranger's or the Administrative Agent's gross negligence or willful misconduct in breach of a duty owed to such Lender. The agreements in this
Section 8.7 shall survive the payment of the Loans and all other amounts payable hereunder.

            8.8 The Arranger and the Administrative Agent in Their Individual Capacities. Each of the Arranger and the Administrative Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Arranger was not the Arranger and the Administrative Agent was not the Administrative Agent. With respect to any Loans made or renewed by it, the Arranger and the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Arranger or the Administrative Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Arranger and the Administrative Agent in their respective individual capacities.

            8.9 Successor Agents. The Administrative Agent may resign as Administrative Agent upon ten (10) days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents or if the Administrative Agent is subject to a Disqualification Event, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 7(a) or Section 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten
(10) days following a retiring Administrative Agent's notice of resignation or the Borrower's notice of a Disqualification Event, the retiring Administrative Agent's resignation or disqualified Administrative Agent's removal shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as the Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

            8.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any other Person that is the subject of a Disposition which is permitted by this Agreement or any other Loan Document or which has been consented to in accordance with Section 9.1.

            8.11 The Arranger. The Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

            8.12 Withholdings.

            (a) To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the forms or other documentation required by Section 2.14(f) are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to any Lender not providing such forms or other documentation, an amount equivalent to the applicable withholding tax.

            (b) If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

            (c) If any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, participant or transferee, as applicable, shall comply and be bound by the terms of Section 2.14(f) and this Section 8.12.

                           SECTION 9. MISCELLANEOUS

            9.1 Amendments and Waivers.

            (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each other Person party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each other Person party to the relevant Loan Document may, from time to time, (x) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the other Persons hereunder or thereunder or (y) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences. Notwithstanding the foregoing, no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder or forgive the payment of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender (other than a Defaulting Lender) directly affected thereby (such consent being in lieu of the consent of the Required Lenders required pursuant to the second sentence of this Section 9.1); (ii) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders, or, Applicable Lenders, consent to the assignment or transfer by any Person (other than a Lender) of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral, in each case without the consent of all Lenders (other than Defaulting Lenders); (iii) amend, modify or waive any provision of Section 8 without the consent of the Arranger or the Administrative Agent who is directly affected thereby (in addition to the consent of the Required Lenders required pursuant to the second sentence of this Section 9.1); and (iv) subject to clause (ii) above, amend, modify or waive any condition, provision or requirement set forth in Section 6.4 or release any Collateral not permitted to be Disposed of pursuant to Section 6.4 without, in each case, the consent of the Required Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent, the Arranger and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, the Administrative Agent and the Arranger shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

            (b) Notwithstanding anything to the contrary in this Section 9.1, the parties to the Fee Letter may (i) enter into written amendments, supplements or modifications to the Fee Letter (including amendments and restatements thereof), for the purpose of adding any provisions thereto or changing in any manner the rights thereunder of the parties thereto or (ii) waive, on such terms and conditions as may be specified in the instrument of waiver, (1) any of the requirements of the Fee Letter, as the case may be, or
(2) any Default or Event of Default to the extent (and only to the extent) relating to the Fee Letter, it being understood that the waiver of any Default or Event of Default (or portion thereof) relating to any of the other Loan Documents may be accomplished only as set forth in the immediately preceding paragraph.

            9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower, the Administrative Agent and the Arranger, as follows and (b) in the case of the Lenders, as set forth on Schedule 1 hereto, or in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

       The Borrower:                    Bora Bora, LLC
                                        3131 Las Vegas Boulevard South
                                        Las Vegas, Nevada 89109
                                        Attention: Legal Department
                                        Telecopy:  (702)770-2111
                                        Telephone:  (702)770-1020

       with a copy to:                  Skadden, Arps, Slate, Meagher & Flom LLP
                                        300 South Grand Avenue, 34th Floor
                                        Los Angeles, California 90071
                                        Attention:  David Reamer, Esq.
                                        Telecopy:  (213) 687-5600
                                        Telephone:  (213) 687-5052


       The Administrative Agent:        Deutsche Bank Trust Company Americas
                                        200 Crescent Court
                                        Suite 550
                                        Dallas, Texas  75201
                                        Attention:  Gerald K. Dupont
                                        Telecopy:  (214) 740-7910
                                        Telephone:  (214) 740-7913

       with a copy to:                  Latham & Watkins LLP
                                        600 West Broadway, Suite 1800
                                        San Diego, California  92101
                                        Attention:  Sony Ben-Moshe, Esq.
                                        Telecopy:  (619) 696-7419
                                        Telephone:  (619) 236-1234


            9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Arranger, the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

            9.5 Payment of Expenses; Indemnification. The Borrower agrees (a) to pay or reimburse the Arranger and the Administrative Agent for all their reasonable and itemized out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of the Collateral Agent and counsel to each of the Arranger and the Administrative Agent and the charges of IntraLinks and the fees, expenses and disbursements of consultants (including, without limitation, any engineering, insurance or construction consultants), (b) to pay or reimburse each Lender, the Arranger and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Arranger and the Administrative Agent and the charges of IntraLinks, (c) to pay, indemnify, and hold each Lender, the Arranger and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger, the Administrative Agent, their respective affiliates, and their respective officers, directors, partners, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents, attorneys-in-fact and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans, the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Properties or the use by unauthorized persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this subsection (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted solely and proximately from the gross negligence or willful misconduct of such Indemnitee in breach of a duty owed to the Borrower. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and hereby waives all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than five days after written demand therefor. Statements payable by the Borrower pursuant to this Section shall be submitted to the Borrower in accordance with Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

            9.6 Successors and Assigns; Participations and Assignments.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Arranger, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

            (b) Any Lender may, without the consent of the Borrower or any other Person, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower, the Arranger and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in
Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Loans outstanding from time to time as if it was a Lender; provided, that, in the case of Section 2.14, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender, any Affiliate of the assigning Lender or of another Lender or any Affiliated Fund of the assigning Lender or of another Lender (provided, that if any funding obligations are assigned to such an Affiliate or such an Affiliated Fund, such Affiliate or Affiliated Fund, as applicable, shall have demonstrable resources to comply with such obligations) or, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), to an additional bank, financial institution or other entity that is an Eligible Assignee (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an assignment and acceptance agreement, in the form of Exhibit D hereto (an "Assignment and Acceptance"), executed by such Assignee and such Assignor (and, where the consent of the Borrower or the Administrative Agent is required pursuant to the foregoing provisions, by the Borrower or the Administrative Agent, as applicable) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, that no such assignment to an Assignee (other than any Lender or any Affiliate of the assigning Lender or of another Lender or Affiliated Fund of the assigning Lender or of another Lender or other than in the event of a Disqualification Event pursuant to Section 9.19) shall be in an aggregate principal amount of less than $1,000,000, unless otherwise agreed by the Borrower and the Administrative Agent (provided, that for purposes of the foregoing limitations only, any two or more funds that concurrently invest in Loans and are managed by the same investment advisor, or investment advisors that are Affiliates of one another, shall be treated as a single Assignee). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Loan as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

            (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 9.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an Affiliate of the assigning Lender or of another Lender or an Affiliated Fund of the assigning Lender or of another Lender or with respect to the initial syndication of the Commitments), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note of the assigning Lender) a new Note to such Assignee or its registered assigns in an amount equal to the Loans assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained any Loans, upon request, a new Note to the Assignor or its registered assigns in an amount equal to the Loans retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

            (f) For the avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

            9.7 Adjustments; Set-off.

            (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees to notify promptly the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

            9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            9.10 Integration. Other than the promises, undertakings, representations or warranties set forth in the Fee Letter, this Agreement and the other Loan Documents represent the agreement of the Borrower, the Arranger, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Arranger, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

            9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

            9.13 Acknowledgments. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Arranger, the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Administrative Agent and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Administrative Agent and the Lenders or among the Borrower and the Lenders.

            9.14 Confidentiality. Subject to Section 9.18, each of the Arranger, the Administrative Agent and the Lenders agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided, that nothing herein shall prevent the Arranger, the Administrative Agent, or any Lender from disclosing any such information (a) to the Arranger, the Administrative Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its or its Affiliates' employees, directors, agents, auditors, regulators, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this
Section 9.14, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

            9.15 Release of Collateral.

            (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to or vote or consent of any Lender) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Collateral being Disposed of in such Disposition and the terms of such Disposition in reasonable detail, including the date thereof, the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance with this Agreement and the other Loan Documents.

            (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been paid in full and all Commitments have terminated or expired, upon request of the Borrower, the Administrative Agent shall (without notice to or vote or consent of any Lender), at Borrower's expense, take such actions as shall be required to release the security interest of the Loan Documents in all Collateral (including closing the Accounts and releasing any amounts on deposit therein to the Borrower), and to release all guarantee obligations provided for in any Loan Document.

            9.16 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            9.17 WAIVERS OF JURY TRIAL. THE BORROWER, THE ARRANGER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            9.18 Gaming Authorities. The Arranger, the Administrative Agent, and each Lender agree to cooperate with the Nevada Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Borrower or any Affiliate of the Borrower, including, without limitation, to the extent not inconsistent with the internal policies of such Lender, the Arranger or the Administrative Agent and any applicable legal or regulatory restrictions, the provision of such documents or other information as may be requested by any such Nevada Gaming Authorities relating to the Arranger, the Administrative Agent, any of the Lenders, the Borrower or the Loan Documents. Notwithstanding any other provision of this Agreement, the Borrower expressly authorizes the Arranger, the Administrative Agent and each Lender to cooperate with the Nevada Gaming Authorities as described above.

            9.19 Removal Upon a Disqualification Event. The Borrower shall be entitled to remove any Lender as a party to this Agreement in the event that such Person is the subject of a Disqualification Event. In such event, within ten (10) days following notice from the Borrower of its intention to remove a Lender, such Lender shall execute and deliver an Assignment and Acceptance pursuant to Section 9.6(c) with respect to the outstanding Loans from that Lender, in favor of one or more Assignees that is not an Affiliate or an Affiliated Fund of such Lender, which Assignee(s) shall be designated by the Borrower with the Administrative Agent's consent (not to be unreasonably withheld or delayed) and acceptable to such Lender of an amount equal to the then unpaid principal amount of the Loans from such Lender, plus any accrued and unpaid interest, fees and costs payable under this Agreement through the date of the Assignment and Acceptance. Alternatively, the Borrower may give notice of its intention to cancel such Lender's Commitment and to release such Lender from its obligations under this Agreement by payment to such Lender of any amount equal to the then unpaid principal amount of the Loans from such Lender, plus any accrued and unpaid interest, fees and costs payable under this Agreement at that time. Any payments made by Borrower under this Section 9.19 shall be made solely to the Lender being removed and shall not be allocated pro rata among the Lender as would otherwise be required pursuant to Sections 2.12(a), (b) and (c).


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

            IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                            BORA BORA, LLC,
                            a Nevada limited liability company,
                            as the Borrower

                            By:      Bora, LLC,
                                     a Nevada limited liability company,
                                     its sole member

                                     By:      Wynn Resorts, Limited,
                                               a Nevada corporation,
                                               its sole member


                                               By:  /s/ Marc H. Rubinstein
                                                   ---------------------------
                                               Name:   Marc H. Rubinstein
                                               Title:  Senior Vice President


                            DEUTSCHE BANK TRUST COMPANY AMERICAS,
                            as Administrative Agent


                            By:     /s/ Linda Wang
                                    -----------------------------
                            Name:   Linda Wang
                            Title:  Vice President


                            DEUTSCHE BANK TRUST COMPANY AMERICAS,
                            as Lender


                            By:     /s/ Linda Wang
                                    -----------------------------
                            Name:   Linda Wang
                            Title:  Vice President